Exhibit 10.123
                            Lease Agreement - Pier 39

                        PIER 39 LIMITED PARTNERSHIP LEASE

                                Table of Contents

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1.  Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.  Shopping Center Plan. . . . .  . . . . . . . . . . . . . . . . . . . . . . .1

3.  Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

4.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .1

5.  Term Commencement: Opening for Business  . . . . . . . . . . . . . . . . . .2
         5.1      Term. (2)
         5.2      Landlord's Ability to Deliver Premises. (2)
         5.3      Tenant's Opening. (2)
         5.4      No Extension or Renewal of Lease or Tenancy. (2)
         5.5      Early Termination (2)

6.  Rent. . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .3

         6.1      Minimum Monthly Rent. (3)
         6.2      Cost of Living Adjustment. (3)
         6.3      Commencement of Rent. (3)
         6.4      Percentage Rent. (3)
         6.5      Definition of Gross Sales. (4)
         6.6      Statement of Gross Sales. (4)
         6.7      Records/Audit. (4)
         6.8      Additional Rent. (5)
         6.9      Late Payment. (5)
         6.10     Place of Payment. (6)


7.  Security Deposit. . . . . . . . . . . . . . . . . .INTENTIONALLY OMITTED . .6

8.  Use and Operation of Premises. . . . . . . . . . . . . . . . . . . . . . . .6

         8.1      Authorized Use. (6)
         8.2      Continuous Operation. (6)
         8.3      Limitation on Non-Sales Uses. (6)
         8.4      Vending Machines. (6)
         8.5      Distress Sales. (6)
         8.6      Lawful Use, Nuisance, Waste, Interference. (6)
         8.7      Clean-up. (6)
         8.8      Displays, Solicitation. (7)
         8.9      Deliveries. (7)
         8.10      Operating Standards. (7)

9.  Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

         9.1      Utilities Furnished by Utility Companies. (7)
         9.2      Utilities Furnished by Landlord. (7)
10.  Indemnity, Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . .7

         10.1     Indemnity. (7)
         10.2     Waiver of Subrogation. (7)
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11.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         11.1     Comprehensive, General and Automobile Liability Insurance. (8)
         11.2     Workers' Compensation and Employers' Liability. (8)
         11.3     Plate Glass. (8)
         11.4     Boiler and Equipment. (8)
         11.5     Fire and Extended Coverage of Tenant's Improvements and Property. (8)
         11.6     Fire and Extended Coverage of Center. (8)
         11.7     Effective Date, Policy Forms and Provisions. (8)
         11.8     Landlord's Right to Maintain Insurance and Allocate Costs. (9)
         11.9     Insurance During Course of Construction. (9)
         11.10             Adjustments to Coverage's and Amounts. (9)

12.  Tenant's Right to Make Alterations. . . . . . . . . . . . . . . . . . . . .9

13.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         13.1     Real Property. (10)
         13.2     Personal Property. (10)
         13.3     Payment of Real Property Taxes. (10)
         13.4     Definition of Taxes. (11)
         13.5      Prepaid Tax Deposit. (11)

14.  Common Areas. . . . .. . . . . . . . . . . .. . . . . . . . . . . .. . . . 11

         14.1     Definitions. (11)
         14.2     Landlord's Duties. (11)
         14.3     Management. (12)
         14.4     Nonexclusive Rights. (12)
         14.5     Payment by Tenant. (12)
         14.6     Maximum Annual Increase (12)

15.  Repairs, Surrender of Premises. . . . . . . . . . . . . . . . . . . . . . .13

         15.1     Landlord's Obligations. (13)
         15.2     Tenant's Obligations. (13)
         15.3     Surrender. (13)
         15.4     Landlord's Rights. (13)
         15.5     Improvements. (13)

16.  Fixtures and Personal Property. . . . . . . . . . . . . . . . . . . . . . .14

17.  Assignment; Subletting, .. . . . . . . . . . . .. . . . . . . . . . . .. . 14

18.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

         18.1     Taking. (15)
         18.2     Termination. (15)
         18.3     Award. (15)

19.  Advertising and Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         19.1     Signs. (15)
         19.2     Advertising. (15)

20.  Mechanic's Liens.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         20.1     Tenant's Duties. (15)
         20.2     Contest and Discharge of Liens. (16)



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21.  Destruction, Reconstruction.. . . . . . . . . . . . . . . . . . . . . . . .16

         21.1     Destruction. (16)
         21.2     Destruction of Building or Center. (16)
         21.3     Restoration and Abatement of Rent. (16)
         21.4     Restoration of Leasehold Improvements and Fixtures. (16)
         21.5     Deposits of Insurance Proceeds. (17)
         21.6     Termination. (17)

22.  Subordination; Attornment.. . . . . . . . . . . . . . . . . . . . . . . . .17

         22.1     Subordination. (17)
         22.2     Attornment. (17)

23.  Bankruptcy and Insolvency.. . . . . . . . . . . . . . . . . . . . . . . . .17

         23.1     Termination. (17)
         23.2     Effect. (18)
         23.3     Guarantor of Lease. (18)

24.  Default and Remedies. . . . . . . . . . . . . . . . . . . .. . . . . . . . 18

         24.1     Defaults. (18)
         24.2     Remedies. (18)
         24.3     No Termination. (18)
         24.4     Termination. (18)
         24.5     Personal Property, Fixtures. (19)
         24.6     Remedies Not Limited. (19)
         24.7     No Setoff. (19)
         24.8     Waiver of Rights of Redemption. (19)
         24.9     Waiver of Trial by Jury. (19)
         24.10             Default by Landlord. (19)

25.  Marketing Fund. . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . 20

26.  Sale of Premises by Landlord. . . . . . . . . . . . . . . . . . . . . . . .20

27.  Master Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

29.  Rules and Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . 20

30.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

31.  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

32.  Radius Clause. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

33.  Changes To Center. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

34.  Design Criteria. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

35.  Sign Criteria                  . . . . . . . . . . . . . . . . . . . . . . 21

36.  General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

         36.1     Offset Statement. (21)
         36.2     Waiver. (22)
         36.3     Force Majeure. (22)
         36.4     Modification. (22)
         36.5     Governing Law. (22)
         36.6     Disclaimer. (22)
         36.7     Severability. (22)
         36.8     Entire Agreement. (22)
         36.9     Time. (22)
         36.10             Joint and Several. (22)
         36.11             Captions; Terms. (23)
         36.12             Successors. (23)
         36.13             Notices. (23)
         36.14             No Merger. (23)
         36.15             Offer. (23)
         36.16             Authority. (23)


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37.  Sponsorship Program . . . . . . . . . . . . . . . . . . . . . . . . . . . .24


38.  Hazardous Material. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

39.  Other Toy Tenants . . . . . . . . . . .. . . . . . . . . . . . . . .. . . .24

40.  Co-Tenancy . . . . . . . . . . .. . . . . . . . . . . . . . .. . . . . . . 25

EXHIBIT "A" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

EXHIBIT "B" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

EXHIBIT "C" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

         Division 1 Landlord's Work . . . . . . . . . . . . . . . . . . . . . . 28

         Division 2 Tenant's Work                    .        . . . . . . . . . 28

         Division 3 Plans and Specifications. . . . . . . . . . . . . . . . . . 29

         Division 4 Construction . . . . . . . . . . . . . . . . . . . . . . . .29

ADDENDUM TO EXHIBIT "C" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

EXHIBIT "D" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

EXHIBIT "E" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

EXHIBIT "F" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

EXHIBIT "G" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
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
                        PIER 39 LIMITED PARTNERSHIP LEASE


         1. Parties

     This Lease is dated and effective on November 1, 1998, between PIER 39 LIMITED PARTNERSHIP, a California Limited Partnership ("Landlord") and Toys International, a California corporation ("Tenant").

         2.  Shopping Center Plan

     The general plan of PIER 39 CENTER, the integrated retail shopping center which Landlord constructed in the City and County of San Francisco (hereinafter called the "Shopping Center" or "Center") is shown on Exhibit "A" attached hereto and made a part hereof. Except as otherwise restricted by this Lease, Tenant acknowledges that the Landlord may change, eliminate or add any improvements to any portion of the Shopping Center.

         3.  Premises

     Landlord hereby leases and demises to Tenant, and Tenant hereby leases and takes from Landlord the commercial space K-105 (hereinafter called "the premises"), consisting of approximately 5500 square feet, with a location, size and shape substantially as shown on Exhibit "B" attached hereto and made a part hereof, and all improvements thereon, together with the right of all necessary ingress and egress and the nonexclusive use of Common Areas, as hereinafter described and defined. Landlord reserves the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the premises in locations which will not materially interfere with Tenant's use of the premises. The exact boundaries of the premises shall be as constructed and shall extend to the unfinished interior surface of all perimeter walls, except glazing, which shall be included within the premises, the unfinished surface of all floors, and the underside of the structural concrete slab or other structural element forming the ceiling of the premises. Within sixty (60) days following the Commencement Date, Landlord shall deliver to Tenant a certificate stating Landlord's determination of the actual number of square feet of floor area in the premises, and the parties agree that in the event of a dispute as to the number of square feet of floor area in the premises, the decision of an independent architect mutually selected by the parties shall be final, binding and conclusive. In the event the square feet of floor area in the premises is not 5,500, then this Lease shall be amended to reflect the actual number of square feet of floor area in the premises, and appropriate adjustment shall be to rental and other charges based upon the square feet of floor area in the premises..

         4.  Construction

     The premises have been constructed generally in accordance with the provisions of Exhibit "C", attached hereto and made a part hereof, and the allocation between Landlord's work and Tenant's work is set forth therein.

     Tenant  shall,  at its sole  cost and  expense,  obtain  and  maintain  all permits, authorizations and approvals from all governmental and quasi-governmental authorities necessary to construct and operate Tenant's business on the premises.

     Tenant shall, at its sole cost and expense, diligently prosecute to completion all work necessary to fully construct its business within the premises in compliance with all laws, ordinances, rules, regulations, permits, authorizations and approvals from all governmental and quasi-governmental authorities. Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, liabilities, claims, demands, costs and expenses (including attorneys, accountants and investigation fees and costs) arising from or in connection with Tenant's failure to fully comply with the provisions of this
Section 4. Promptly after receipt of written request from Tenant, Landlord shall execute and deliver to Tenant or Tenant's designee an instrument, on a form reasonably acceptable to Landlord and Landlord's lender(s), pursuant to which Landlord waives and relinquishes, in favor of any lender or lessor of Tenant, any lien or security interest which Landlord may have with respect to Tenant's trade fixtures, machinery, equipment, furnishings, furniture, merchandise, inventory and personal property now or hereafter placed in the premises by Tenant.

     Tenant shall be solely responsible and liable for the full and complete design and construction necessary for the operation of its business in the premises, and all requirements of all permits, approvals and authorizations. Tenant shall submit to Landlord all plans and specifications for the proposed construction and such plans and specifications shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. All construction work shall be made under the supervision of a competent architect or competent licensed structural engineer in accordance with the plans and specifications which Landlord has approved in writing. All such construction work shall be contracted for and paid for by Tenant or other persons without cost to Landlord, and shall be completed free of liens and in a good and workmanlike manner, all in accordance with such reasonable rules and regulations as Landlord may establish from time to time for remodeling and construction work done by tenants in the Center.

     Tenant's Architect/Engineer shall provide on-site construction inspection throughout the course of construction to insure conformity with all aspects of plans, specifications, building codes and general construction practices. Upon substantial completion of Tenant's construction, Tenant shall cause Tenant's Architect/Engineer to prepare and deliver to Landlord a Notice of Completion and an Architect's Certificate of Acceptance of said premises.

     Tenant shall promptly correct all work reasonably rejected by the Landlord's Construction Representative as defective or as failing to conform to the plans and specifications approved by Landlord in writing, whether observed before or after substantial completion and whether or not fabricated, installed or completed. Tenant shall bear all costs of correcting such rejected work including compensation of the Landlord's Construction Representative for services made necessary thereby.

     It is hereby agreed that Tenant shall take all appropriate action necessary to insure that the premises, and every part thereof, are maintained in a manner consistent with Landlord's design criteria and Landlord's maintenance standards throughout the Term of this Lease. The nature and extent of such maintenance work shall be approved in writing by Landlord prior to commencement of the work, and shall be at the sole cost and expense of Tenant and pursuant to all applicable provisions of this Lease.

     Landlord does not, and has not, made any representations or warranties regarding the physical condition of the premises, the nature or extent of the improvements located therein, or the fitness for Tenant's particular use thereof. Tenant has made its own investigation of the premises, and every part thereof, and is taking possession of the premises based upon such investigation only. By taking possession of the premises, Tenant acknowledges that the same, and every part thereof, is fit for its intended purpose.

     5.   Term Commencement: Opening for Business

     5.1 Term. The term of this Lease ("Term") shall be for ten (10) years commencing on the earlier of (a) the date upon which Tenant initially opens for business in the premises, or (b) May 1, 1999 ("Commencement Date"), and expiring on April 30, 2009, unless earlier terminated pursuant to the provisions of this Lease or as provided by law. Notwithstanding the foregoing, the Commencement Date shall be postponed one (1) day for each day that Landlord does not deliver possession of the premises beyond February 1, 1999.

     5.2 Landlord's Ability to Deliver Premises. The Lease shall not be rendered void or voidable by Landlord's inability to deliver the premises; nor shall such inability to deliver the premises render Landlord liable to Tenant for any loss or damage whatsoever suffered by Tenant thereby. No extension of the Lease shall result from a delay in delivering the premises. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord has not delivered possession of the premises to Tenant by written notice to Tenant given on or before February 1, 1999, then Tenant shall have the right to terminate this Lease effective upon written notice to Landlord, which notice may be given after February 1, 1999 and any time prior to such delivery of possession.

     5.3 Tenant's Opening. Tenant shall open the premises for business no later than the Commencement Date. Within thirty (30) days after Tenant opens for business and receipt of Landlord's request, Tenant will execute and deliver to Landlord a certificate substantially in the form attached hereto, marked Exhibit "D" and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of the Tenant to execute and deliver such certificate shall constitute an acceptance of the premises and acknowledgment by Tenant that the statements included in Exhibit "D" are true and correct, without exception.

     5.4 No Extension or Renewal of Lease or Tenancy. Landlord has no obligation of any kind -- legal, equitable or otherwise -- to grant to Tenant an extension or renewal of this Lease or to enter into a new or other lease with Tenant, and Landlord shall have no liability to Tenant, its agents, employees or representatives, and each of them, for Landlord's failure or refusal to consent to or grant an extension of renewal of this Lease and/or to enter into a new or other lease with Tenant.

     5.5 Early Termination. Landlord and Tenant shall each have a one-time option to terminate this Lease in the event that Tenant shall fail to achieve gross sales (as defined below) in and from the premises, as reported to Landlord, of One Million Five Hundred Twelve Thousand Five Hundred Dollars ($1,512,500.00) during the period of May 1, 2001 through April 30, 2002 (the"Test Period"); neither Landlord nor Tenant may terminate this Lease if Tenant's gross sales equal or exceed said sum during said period. Either party may exercise its option to terminate this Lease upon written notice to the other party given not later than June 30, 2002, and stating the effective date of termination, which shall not be less than sixty (60) days nor more than ninety
(90) days after such notice is given. In the event this Lease is terminated pursuant to the foregoing, the Term shall end upon such effective date of termination as if the same were the expiration date originally provided in this Lease. In the event that at any time or times during the Test Period Tenant is prevented from operating its business at the premises due to matters set forth in Section 36.3 of this Lease, then for purposes of this Section 5.5 only, Tenant's gross sales for such time or times during the Test Period shall be deemed to be equal to Tenant's gross sales for the identical period(s) during the most recent year as to which Tenant was not so prevented from operating its business at the premises.

     Except as otherwise expressly provided in this Lease, Tenant shall have no other right to terminate this Lease except the specific right to terminate provided herein.

     6. Rent

     6.1 Minimum Monthly Rent. Tenant shall pay to Landlord in advance on the first day of each calendar month of the Lease Term without set off or deduction minimum monthly rent as follows:

     (i) For the first (1st) through thirty-sixth (36th) full calendar months of the Term, the sum of Nine Thousand Six Hundred Twenty Five Dollars ($9,625.00) per month.

     (ii) For the thirty-seventh (37th) through seventy-second (72nd) months of the Term, the sum of Eleven Thousand Dollars ($11,000.00) per month.

     (iii) For the seventy-third (73rd) through ninety-sixth (96th) months of the Term, the sum of Eleven Thousand Four Hundred Fifty Eight Dollars ($11,458.00) per month.

     (iv) For the ninety-seventh (97th) through the one hundredth-twentieth (120th) months of the Term, the sum of Twelve Thousand Three Hundred Seventy Five Dollars ($12,375.00) per month.

     Rent for any fractional month shall be prorated and paid on the first day rent accrues during said month.

     Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay minimum monthly rent with respect to the first six
(6) months of the Term; provided, however, that Tenant shall be required to make all other payments specified in the Lease during said period, including, without limitation, percentage rent, common area maintenance charges, real estate taxes and promotional fund contributions.

     6.2 Cost of Living Adjustment. INTENTIONALLY OMITTED.

     6.3 Commencement of Rent. Except as otherwise provided in Section 6.1, minimum monthly rent shall commence on the Commencement Date. ("Rent Start Date")

     6.4 Percentage Rent. Tenant shall also pay to Landlord percentage rent equal to six percent (6%) of Tenant's gross sales (as the term "gross sales" is defined in Paragraph 6.5 of the Lease) in excess of the Annual Breakpoint (as defined below) made from or upon the premises during each Lease Year (as defined below). The Annual Breakpoint shall be $1,776,923 annually for years one (1) through (3) of the Term, $2,030,769 annually for years four (4) through six (6) of the Term, $2,115,385 annually for years seven (7) and eight (8) of the Term, and $2,284,615 annually for years nine (9) and ten (10) of the Term. Percentage rent shall be computed each calendar month. Commencing with the calendar month in each Lease Year in which Tenant's gross sales exceeds the Annual Breakpoint, on or before the tenth (10th) day of the calendar month immediately following the close of each calendar month, Tenant shall pay to Landlord an amount equal to six percent (6%) of the excess over the Annual Breakpoint of the amount of all gross sales during the Lease Year through and including those made during the calendar month for which the installment of percentage rent is being calculated, as reduced by the amount, if any, of installments of percent rent previously paid by Tenant for the Lease Year.

     Within ninety (90) days after the end of each Lease Year Landlord shall determine the amount of percentage rent based on the gross sales of Tenant during the Lease Year, and the sums paid to Landlord as minimum monthly rent and percentage rent. If Tenant has paid to Landlord an amount of percentage rent greater than the percentage rent it is in fact obligated to pay for the Lease Year as determined in this Paragraph, Tenant shall be entitled to an immediate refund of said sum so determined. If Tenant has paid to Landlord an amount of percentage rent less than Tenant is required to pay, Tenant shall immediately pay the difference to Landlord.

     A "Lease Year" is a calendar year, except that the first Lease Year shall commence on the date the Term commences and the last Lease Year shall end on the date the Term expires or terminates.

     For the purpose of computing the percentage rent for any fractional Lease Year, percentage rent shall be equal to the product of (A) six percent (6%) multiplied by the excess, if any, of (i) the amount of Tenant's gross sales during the period of 365 days beginning on the Rent Start Date or during the period of 365 days ending at the end of the Term, as the case may be, over (ii) the Annual Breakpoint in effect during the fractional Lease Year, multiplied by
(B) a fraction, the numerator of which shall be the number of days contained in such fractional Lease Year and the denominator of which shall be 365.

     6.5 Definition of Gross Sales. As used herein, the term "gross sales" means the entire amount of the actual sales price, whether wholly or partly for cash or credit, of all merchandise and services sold and all other receipts by sale, barter or otherwise of all business conducted in, on or from the premises, including, without limiting the foregoing, all deposits not returned to purchasers, all sales to employees or agents of Tenant, all orders taken in or from the premises although said orders may be received by telephone or mail or through the Internet or other electronic media, or filled elsewhere, or procured from the premises by house to house or other canvassing, all sales by vending machines on the premises, and sales by any sublessee, licensee or concessionaire in or from the premises, all without credit to Tenant for cash discounts or uncollected or uncollectible credit accounts. There shall be excluded or, if previously included, deducted from "gross sales" the following:

     (a) Any refund or credit given on merchandise sold in or from the premises and returned by a customer for cash or credit, or the amount of any refund or credit given in lieu of accepting the return of such merchandise;

     (b) Goods returned to sources or transferred to another store or warehouse owned by or affiliated with Tenant;

     (c) Sums and credits received by Tenant in the settlement of claims for loss of or damage to merchandise;

     (d) Receipts from public telephones and stamp machines;

     (e) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipt taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of merchandise or services and collected from customers;

     (f) Sales of fixtures, equipment or property which are not stock in trade;

     (g) Sales to employees of Tenant for their own use and not for resale, to the extent such sales do not exceed in the aggregate three percent (3%) of gross sales for the Lease Year;

     (h) The amount of any discount given on promotional items, with only the amount actually charged by Tenant to be included in gross sales;

     (i) Bulk sales of goods or merchandise not in the ordinary course of Tenant's business for the purpose of resale;

     (j) Uncollected or uncollectible credit accounts, bounced checks and other bad debts;

     (k) Gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption;

     (l) Receipts from vending machines installed solely for the use of Tenant's employees; and

     (m) Receipts from so-called "layaway" sales except and as to the extent actually received by Tenant.

     All sales originating at the premises shall be considered as made and completed therein, although bookkeeping and payment of the account, filling of the order, or delivery of the merchandise may be made in or from a place other than the premises.

     6.6 Statement of Gross Sales. Tenant agrees to furnish Landlord a statement of gross sales of Tenant for each calendar month within ten (10) days after the close of such month, and an annual statement of gross sales for each calendar year within thirty (30) days after the close of such calendar year. Such statements shall be signed and certified correct by Tenant. The receipt by Landlord of any statement or any payment of percentage rent shall not bind it as to the correctness of the statement or payment.

     6.7 Records/Audit.

     (a) Tenant shall establish and comply with an adequate system of recording sales and bank deposits in accordance with generally accepted accounting standards for internal controls. Tenant shall record all sales of every kind on computer equipment, a cash register with locked continuous tape or other method(s) reasonably satisfactory to Landlord.

     (b) INTENTIONALLY OMITTED

     (c) All records which refer or pertain to the premises including, but not limited to, all cash register tape; non consolidated sales tax returns; bank books, records, and statements, and invoices, vouchers and bills shall be made available at a reasonable time and place (it being agreed that Tenant's corporate headquarters is a reasonable place if it is located in California) for the inspection of Landlord, its accountants and attorneys within fifteen (15) days of written notice from Landlord. Tenant shall keep safe and intact all of the aforesaid records for a period of three (3) years after the date of the submission to Landlord of the annual statement of gross sales to which said records pertain.

     (d) At any time within three (3) years after the receipt of any statement of gross sales, Landlord shall be entitled to an audit of such gross sales either by Landlord and/or by representatives of Landlord. If it shall be determined by such audit that there has been improper reporting of gross sales which results in a failure to pay the proper amount of rent, then such deficiency shall become immediately due and payable, with interest at the rate set forth in 6.9, from the date when said payment should have been made. If such audit shall disclose an understatement of more than three percent (3%) of gross sales, Tenant shall promptly pay to Landlord the cost of said audit in addition to the deficiency of percentage rent, which deficiency shall be payable in any event. The furnishing by Tenant of any fraudulent understatement of more than five percent (5%) shall constitute an immediate and noncureable breach of this Lease, and shall give Landlord the right to terminate this Lease upon 15 days written notice to Tenant within 90 days after Landlord's discovery of such breach. If any such audit discloses that actual gross sales by Tenant were less than those reported, and, as a result thereof, Tenant paid more percentage rent than was due hereunder, Landlord shall promptly refund to Tenant the amount of the excess percentage rent payment, less the cost to Landlord of the audit.

     (e) If, during an audit conducted by Landlord, Tenant's accounting records are determined (in Landlord's sole judgment) to be unauditable and/or do not comply with Sections 6.7(a), (b) and/or (c) of the Lease, then Tenant shall pay to Landlord all reasonable costs and expenses which may be incurred by Landlord in conducting such audit. Tenant acknowledges that Tenant's failure to maintain its books of account as required by Section 6.7 of the Lease or in an otherwise auditable condition will cause Landlord certain damages as a result of Landlord's inability to ascertain through audit or otherwise Tenant's gross sales. The exact amount of said damages are extremely difficult or impracticable to fix. Such damages will include, but not be limited to, the loss of percentage rent and promotional fund contributions. Therefore, in addition to the payment of all costs and expenses of the audit, Tenant shall pay to Landlord upon demand the sum of One Hundred Dollars ($100.00) for each day that Tenant failed to properly maintain its books of account as provided herein. Landlord and Tenant agree that this sum represents a reasonable estimate of such damages and is fair compensation to Landlord for its loss caused by Tenant's failure to maintain its books of account.

     The provisions of this Section 6.7 shall survive the expiration or earlier termination of this Lease.

     6.8 Additional Rent. Tenant shall pay within fifteen (15) days following demand therefor as additional rent all sums of money designated as additional rent and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be designated "additional rent".

     6.9 Late payment. If Tenant shall fail to pay, when the same is due and payable, any minimum or percentage rent, additional rent, or any other amounts or charges to be paid by Tenant, such unpaid amounts shall bear interest from the date due to the date of payment at the maximum lawful rate which Landlord may charge, or if there be no such maximum, at a rate equal to five percent (5%) in excess of the rate charged by the Federal Reserve Bank of San Francisco to its member banks on overnight credits (commonly known as the Federal Funds
Rate).

     If Tenant shall fail to pay any installment of percentage rent or promotional fund charges when due, or any installment of minimum rent or any other amounts or charges due hereunder within five (5) days of the date due, a late charge equal to ten percent (10%) of such rent or other amount due, shall be immediately due and payable to Landlord by Tenant. The Tenant agrees that the damage sustained by Landlord by reason of Tenant's failure to make timely payment would be impractical and extremely difficult to determine and the foregoing late charges represent a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

     6.10 Place of Payment. All rent and other payments shall be paid by Tenant to Landlord at its management office in the Shopping Center, or at such other place as may from time to time be designated by Landlord in writing.


       INTENTIONALLY OMITTED


     8. Use and Operation of Premises

     8.1 Authorized Use. Tenant shall use and occupy the premises for the purposes and under the trade name as set forth in Exhibit "E". Tenant shall not use or permit the premises to be used for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord.

     8.2 Continuous Operation. Subject to the provisions of paragraph 36.3, Tenant shall, continuously and uninterruptedly after its initial opening for business, conduct and carry on Tenant's business in the premises and keep the premises open for business seven (7) days per week, from 10:30 a.m. to 8:30 p.m.

(or longer at Tenant's option). Tenant will be subject to a mandatory injunction to compel the specific performance of the provisions of this paragraph. Landlord reserves the right to alter the minimum hours at it's sole reasonable discretion, provided at least 30 days notice in writing is given to Tenant. Notwithstanding the foregoing, Tenant may be closed on Thanksgiving Day and Christmas Day.

     8.3 Limitation on Non-Sales Uses. Tenant agrees to warehouse, store and/or stock on the premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail from the premises within a reasonable time after receipt thereof, shall use for office, clerical or other nonselling purposes only such space as is from time to time reasonably required for Tenant's business therein, and shall not perform therein any such functions for any other store of Tenant or any affiliate thereof.

     8.4 Vending machines. Except in non-sales areas of the premises, Tenant shall not, without the prior written consent of Landlord, sell merchandise from, use or allow in or upon the premises, any vending machines or coin-operated music, amusement, or gaming machines.

     8.5 Distress Sales. Tenant shall not use or permit the premises, or any part thereof, to be used for the conducting of a second-hand store, auction, or distress, fire, bankruptcy or going-out-of-business sale.

     8.6 Lawful Use, Nuisance, Waste, Interference. During the Term of this Lease, Tenant shall not use or permit the premises to be used for any use or purpose in violation of the laws, ordinances, regulations or requirements of the United States of America, State of California, City and County of San Francisco, or any other lawful authority. Tenant shall keep the premises, and every part thereof, in a clean and wholesome condition, free of any objectionable noises, odors or nuisances, and will comply fully with all health and police regulations. Tenant shall not commit, permit or suffer waste to be committed on or to occur to the premises. Tenant further agrees not to use or permit the premises to be used in any which will interfere with the peace, quiet enjoyment or business of any other tenant, operator or customer in the Center. Tenant shall not commit any acts on the premises, nor use the premises in any manner, that will cause the cancellation of any fire, liability, or other insurance policy insuring the premises or the improvements on the premises. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the premises and the Center, and otherwise consistent with the terms of this Lease. Tenant shall, at Tenant's sole cost and expense, comply with all laws, rules, orders of all federal, state and municipal governments or agencies, including, but not limited to, the Americans with Disabilities Act, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, relating in any manner to the premises and the occupation and use by Tenant of the premises. Tenant shall not do anything on the premises that will cause damage to the premises. The premises shall not be overloaded. No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the premises that will in any manner injure, vibrate or shake the premises.

     8.7 Clean-up. Tenant shall be responsible for cleaning up all debris, refuse, and trash generated by Tenant's operation, whether within the premises or adjacent thereto and within fifteen (15) feet from the front entrance of the premises.

     8.8 Displays, Solicitation. Tenant shall not display or sell merchandise or allow carts, portable signs, showcases or any other objects to be stored or to remain outside the defined exterior wall, roof, and permanent doorways of the premises. Tenant will not solicit in any manner in any of the Common Areas of the Center or the parking garage for the Center operated by Landlord.

     8.9 Deliveries. Tenant shall complete, or cause to be completed, all deliveries, loading, unloading and service to the premises prior to 11:30 a.m. of each day. Tenant shall prevent delivery trucks or other vehicles servicing the premises from parking or standing in front or at rear of the premises from 11:30 a.m. to 11:30 p.m. of each day. Landlord reserves the right to regulate further the activities of Tenant in regard to deliveries and servicing of the premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord.

     8.10 Operating Standards. Tenant shall, throughout the Term of this Lease, manage and operate its business in the premises according to sound commercial practices in accordance with the highest standards of quality and presentation and consistent with the overall objective of presenting PIER 39 as the finest attraction of its kind in the City and County of San Francisco.

     9. Utilities

     9.1 Utilities Furnished by Utility Companies. Tenant, from the date of the delivery of the premises and thereafter to expiration or termination of this Lease, shall pay before delinquency for all water, gas, heat, electricity, power, sewage, telephone, and all other service supplied by utility companies to and consumed in or on the premises.

     9.2 Utilities Furnished by Landlord. In the event one or more of said utilities is not separately metered and is furnished by Landlord, Tenant shall pay as additional rent, within ten (10) days after receipt of Landlord's invoice therefor, a charge, as reasonably determined by Landlord's engineer based on Tenant's premises and Tenant's use, to reimburse Landlord for utilities furnished by Landlord to the premises. Such charge shall not exceed that of the local utility company if its services were furnished directly to Tenant.

     Landlord shall not be liable whatsoever, in damages or otherwise, for any failure or interruption of any utility service being furnished the premises, and no failure or interruption shall affect Tenant's obligations under or entitle Tenant to terminate this Lease.

     In the event electric power is wholly unavailable to the premises such that Tenant is unable to transact any business therefrom ("Electrical Disruption") for five (5) consecutive days, commencing on the sixth (6th) day of such Electrical Disruption the minimum monthly rental shall be abated proportionately for each day thereafter that the Electric Disruption continues.

     10. Indemnity; Waiver of Subrogation

     10.1 Indemnity. Tenant covenants with Landlord (defined for purposes of this paragraph as also including the San Francisco Port Commission and the City and County of San Francisco and, during the course of construction, Landlord's Construction Manager and General Contractor) that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person, from any cause whatsoever, by reason of the construction of Tenant's work, or any other construction undertaken by Tenant, or the use, occupancy or enjoyment of or presence on the premises of Tenant, or any person holding under Tenant or otherwise present on the premises. Tenant will indemnify, defend and save harmless Landlord from all liability whatsoever, including attorneys, accountants and investigation fees and costs, on account of any such real or claimed damage or injury arising out of the use of the premises, its facilities, or as otherwise set forth above. Tenant shall not, however, be liable for damage or injury occasioned by the sole negligence of Landlord, its employees, agents and representatives.

     10.2 Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord (defined for purposes of this paragraph as including, during the course of construction, Landlord's Construction Manager and General Contractor) and Tenant hereby waive any rights each may have against the other and Tenant waives any rights it may have against the San Francisco Port Commission and the City and County of San Francisco on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the premises, or its contents or to other portions of the Shopping Center, arising from any risk generally covered by property insurance carried or required to be carried by either party; and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that each may have against the other; Tenant, on behalf of its insurance companies insuring the premises, its contents, Tenant's other property or other portions of the Shopping Center, waives any right of subrogation which such insurer or insurers may have against the San Francisco Port Commission and the City and County of San Francisco.

     The provisions of this Section 10 shall survive the expiration or earlier termination of this Lease.

     11. Insurance

     11.1 Commercial, General and Automobile Liability Insurance. Tenant shall carry and maintain at its sole cost and expense commercial general and automobile liability insurance against any and all damages and liability resulting from, arising out of, or relating to the premises, the operations thereof, the products sold or produced therein, and the operation of any owned, non-owned and hired vehicles against claims for bodily injury, personal injury and property damage in an amount not less than One Million Dollars ($1,000,000) per occurrence. Such policy or policies shall further be endorsed if any applicable exposure exists at the request of the Landlord for the following hazards: Blanket Contractual Liability, Liquor Liability or Dramshop Insurance, Broad Form Property Damage, Owned and/or Non-Owned Water Craft Liability, Deletion of XCU Hazards.

     11.2 Workers' Compensation and Employers' Liability. Tenant shall carry and maintain at its own cost and expense Workers' Compensation and Employers' Liability insurance covering employees for California Workers' Compensation benefits, including Employer's Liability with limits of at least Five Hundred Thousand Dollars ($500,000) for each accident. Where such coverage is reasonably commercially available such policy or policies shall be endorsed to provide the benefits of the Federal United States Longshoremen and Harbor Workers Act, if applicable.

     11.3 Plate Glass. Tenant shall be responsible for the maintenance of the plate glass on the premises, but shall have the option to insure or self-insure the risk of damage.

     11.4 Boiler and Equipment. If not otherwise covered by Tenant's other policies, Tenant shall carry and maintain in full force and effect boiler and machinery insurance on all boilers and other pressure vessels and systems (if such exist), whether fired of unfired, serving the premises in an amount not less than One Hundred Thousand Dollars ($100,000.00).

     11.5 Fire and Extended Coverage of Tenant's Improvements and Property. Tenant shall carry and maintain insurance providing protection against any peril included within the classification "fire and extended coverage," together with insurance against sprinkler damage, vandalism and malicious mischief, covering Tenant's leasehold improvements (including Tenant's work in Exhibit "C") and any alterations thereto, trade fixtures, equipment, merchandise, and other personal property in an amount equal to one hundred percent (100%) of their full replacement cost. Said policy shall contain a standard replacement cost endorsement providing for no deduction for depreciation.

     11.6 Fire and Extended Coverage of Center. Landlord shall carry and maintain, at Tenant's pro rata expense, insurance providing protection against any peril included within the classification "fire and extended coverage" together with insurance against sprinkler damage, vandalism and malicious mischief and such other insurance as Landlord deems appropriate with respect to the buildings and improvements (including the underlying deck and pier areas) of which the premises are a part, exclusive of Tenant's leasehold improvements and trade fixtures, in an amount equal to at least ninety percent (90%) of full replacement cost. Said policy shall contain a standard replacement cost endorsement providing for no deduction for depreciation.

     From and after the Commencement Date, Tenant shall pay as additional rent its pro rata share of the premiums for such insurance within ten (10) days after receipt of Landlord's invoice therefor. Tenant's pro rata share will equal that amount of insurance premiums which when compared to the total amount of insurance premiums, as determined by Landlord's insurance carrier to be allocable to the building and improvements (including the underlying deck and pier area) of which the premises are a part, is directly proportional to the floor area of Tenant's premises as compared to the useable total floor area of the building and improvements of which Tenant's premises are a part.

     11.7 Effective Date, Policy Forms and Provisions. The policies of insurance referred to in paragraphs 11.1 through 11.5 shall be carried and maintained from and after the date of delivery of the premises to Tenant to expiration of the Lease Term.

     All such policies of insurance shall be issued by insurance companies with a general policy holders rating of not less than A and a financial rating of X as rated in the most current available Best's Insurance Reports and qualified to do business in the State of California.

     All such policies shall be issued in the names of and for the mutual and joint benefit and protection of Tenant, Landlord, Pier 39 Limited Partnership, San Francisco Port Commission, City and County of San Francisco, and lender(s) designated from time to time by Landlord (with respect to all policies except liability policies).

     Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the premises to Tenant, and thereafter with respect to renewals or new policies at least thirty (30) days prior to the effective date thereof. All such policies shall contain a provision that the insurance company will give Landlord and each other additional insured at least thirty (30) days written notice prior to any cancellation, lapse, change in coverage, scope or amount, or any other amendment of the insurance policy.

     All such public liability, property damage, and other casualty policies shall be written as primary policies with respect to the interest of Landlord and all other additional insureds and shall provide that any insurance carried by Landlord or such other additional insureds is excess and not contributing insurance with respect to the insurance required hereunder. The public liability, property damage or other casualty policies shall contain "cross liability" or "severability of interest" provisions.

     Notwithstanding anything to the contrary contained within this Section 11, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called umbrella, excess liability or blanket policy or policies of insurance carried and maintained by the Tenant; provided, however, that Landlord and the other aforementioned additional insureds shall be named as loss payees or additional insureds thereunder as their interests may appear, that the coverage afforded Landlord and them will not be reduced or diminished by reason of the use of such blanket policy of insurance, and that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit the Landlord at all reasonable times to inspect the policies of insurance of the Tenant covering risks upon the premises, if any, for which policies or copies thereof are not required to be delivered to Landlord.

     The procurement and maintenance by Tenant of the policies required to be obtained and maintained by Tenant under this Section 11 shall not relieve or satisfy Tenant's obligations under paragraph 10.1.

     11.8 Landlord's Right to Maintain Insurance and Allocate Costs. In the event Tenant is in default under this Section 11, Landlord shall have the right, at its option, to maintain all or some of the insurance required by this Section 11 to be maintained by Tenant. In such case Tenant shall pay to Landlord as additional rent within ten (10) days after receipt of a statement therefor, that portion of the premiums of such insurance allocable to Tenant as reasonably determined by Landlord.

     11.9 Insurance During Course of Construction. Tenant shall cause its contractors to maintain insurance in accordance with Exhibit C, with respect to any construction work undertaken by Tenant.

     11.10 Adjustments to Coverage's and Amounts. Landlord shall evaluate and review the types of coverage, the coverage's and amounts of the insurance required pursuant to this Section 11 on a periodic basis, and shall take into account all relevant factors, including, without limitation, the then prevailing practices among first-class shopping centers and entertainment facilities as well as trends in the risk management, current insurance industry and tort litigation and law, inflation, etc. The coverage' and amounts of such insurance shall then be adjusted in accordance with such review and evaluation (but in no event shall such coverage's or amounts be adjusted downward). Notwithstanding the foregoing, Tenant shall procure and maintain insurance in the amounts and covering the risks as may be determined by Landlord's lender(s) from time to time.

     12. Tenant's Right to Make Alterations

     Landlord agrees that Tenant, at Tenant's sole cost and expense and after giving Landlord seven (7) days prior written notice of its intention to do so, from time to time may make alterations, additions, and changes in and to the interior of the premises (except those of a structural nature) as it may find necessary or convenient for its purposes, provided that no alterations, additions or changes costing in excess of Seventy-Five Thousand Dollars ($75,000.00) may be made in any successive twelve (12) month period without the prior written approval of Landlord, and provided further that no alterations, additions or changes shall be made to any store front, the exterior walls or roof of the premises, nor shall Tenant erect any mezzanine or increase the size of same if one be initially constructed, without the prior written consent of Landlord which consent shall not be unreasonably withheld.

     All alterations, additions or changes which require the approval of Landlord shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications with respect thereto, approved in writing by Landlord prior to commencement of work, and as otherwise provided in Section 4 of this Lease. All alterations, additions, and changes must be performed in a good and workmanlike manner and diligently prosecuted to completion.

     13. Taxes

     13.1 Real Property. Tenant shall pay its pro rata share of the real property and possessory interest taxes and assessments levied against the building and improvements (including the underlying deck and pier area) of which the premises are a part, including all permit, inspection and license fees, and other public charges of whatever nature that are assessed against the premises or arise because of the occupancy, use, or possession of the premises (including, but not limited to, taxes on, or which shall be measured by, any rents or rental income, and taxes on personal property, whether of Landlord or Tenant). Tenants pro rata share will equal that portion of said taxes which when compared to the total of said taxes will be directly proportional to the floor area (as defined in paragraph 14.1) of Tenant's premises as compared to the gross leased and occupied floor area of the building and improvements of which Tenant's premises are a part.

     If the building of which the premises are a part together with the underlying deck and pier area is itself not separately assessed, the amount of taxes and assessments allocable to the building shall be determined as follows:

     (a) There shall be allocated to that building a portion of the total taxes and assessments assessed on total underlying deck and pier area in the Center (excluding UnderWater World), other than that included in the Common Area, proportionate to the deck surface area occupied by that building as compared to the total deck surface area occupied by all buildings other than those included in the Common Area (and UnderWater World); and

     (b) There shall be allocated to that building a portion of the total taxes and assessments on all buildings with which that building is included, directly in proportion to the value placed on that building by the assessor as compared to the total value placed by the assessor on all buildings included in the one assessment of the group of buildings (excluding UnderWater World).

     13.2 Personal Property. Tenant shall pay prior to delinquency all taxes levied against personal property, trade fixtures and other property placed by Tenant in or about the premises. If any of such personal property of Tenant shall be assessed against Landlord or Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within fifteen
(15) days after receiving a statement thereof from Landlord.

     13.3 Payment of Real Property Taxes. Tenants shall pay its pro rata share of the real property and possessory interest taxes and assessments determined pursuant to paragraph 13.1. Tenant shall pay to Landlord as additional rent on the first day of the calendar month during the term hereof an amount estimated by Landlord to be 1/12 of Tenant's pro rata share of such real property and possessory interest taxes and assessments. Landlord may adjust the amount of such monthly payment at any time when in Landlord's judgment such adjustment is necessary to discharge fully Tenant's pro rata share of such taxes and assessments as and when the same become due. If at any time within thirty (30) days prior to the due date of any of such real property or possessory interest taxes and assessments the amount then on deposit therefor shall be insufficient for the payment of such obligations in full, Tenant shall within thirty (30) days after demand deposit the amount of the deficiency with Landlord. All of said amounts collected hereunder by Landlord shall be held not in trust and not as agent of Tenant and shall not bear interest, and shall be applied to the payment of the obligation for which the amounts were deposited. If the amounts deposited are in excess of the actual obligation for which they were deposited, Landlord may refund any such excess, or, at its option, may hold the same and reduce proportionately the required monthly deposits for the ensuing year. Tenant shall be obligated to pay all real property and possessory interest taxes and assessments from the Commencement Date to expiration of the Lease Term, prorated for any partial tax year on a daily basis so that Tenant shall pay all taxes attributable to the portion of any tax year occurring within the period of Tenant's obligations. With respect to any assessments which may be levied against or upon the premises and the Shopping Center, or which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) shall be included within the computation of Tenant's pro rata share of real property taxes for any particular year. Landlord shall furnish Tenant with copies of all applicable bills pertaining to real property taxes within thirty (30) days of Tenant's written request therefor.

     13.4 Definition of Taxes. The term " real property taxes" shall mean and include all taxes, permit, inspection and license fees, assessments, possessory interest taxes, taxes on rent and/or other charges or on account of rent and/or other charges payable to Landlord hereunder, taxes or levies wholly or partly in lieu of the foregoing, and all other governmental or public charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, but not limited to, assessments for public improvements or benefits which shall during the Term hereof be laid, assessed, levied, imposed upon or become due and payable, with the exception of income, inheritance, and estate taxes imposed upon Landlord; and shall include all costs, expenses and attorneys' fees incurred by Landlord in contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same. In no event shall Tenant be required to pay (a) any portion of Landlord's general income, franchise, inheritance, estate or gift taxes, (b) any business license tax or fee imposed upon Landlord which is generally applicable to all real estate related and non-real estate related business owners or operators in the city, county or state in which the Premises is located, nor (c) any assessments levied in order to finance in whole or in part the development or construction of any portion of the Shopping Center.

     13.5 Prepaid Tax Deposit. Tenant has deposited with Landlord upon execution of this Lease the sum of Nineteen Thousand Nine Hundred and Ten Dollars ($19,910.00) as a prepaid tax deposit. Said deposit represents Landlord's best estimate of Tenant's tax liability for the then current year (said taxes being required to be paid in advance). Said deposit shall not be assigned, transferred or encumbered by Tenant and any attempt to do so by Tenant shall not be binding upon Landlord. This deposit is in addition to the monthly payments provided in
Section 13.3 of the Lease. Landlord shall apply said deposit in full to Tenant's then current tax liability. No trust relationship is created herein between Landlord or Tenant with respect to said deposit. Landlord shall not be required to keep the deposit separate from its general accounts. Tenant shall not be entitled to any interest on the sum deposited. Said deposit, or so much as has not been used to discharge Tenant's obligations hereunder, shall be returned to Tenant at the expiration of the Lease Term.

     14. Common Areas

     14.1 Definitions. The term "Common Areas" means all areas and facilities outside the premises and within the exterior boundaries of the Shopping Center and the park areas that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Shopping Center and their representatives, invitees and public invitees. Common Areas include, without limiting the foregoing, pedestrian walkways, patios, landscaped areas and parks, sidewalks, service corridors, recreational facilities, rest-rooms, stairways, decorative walls, elevators, plazas, malls, throughways, roadways, and vehicles for moving customers.

     The term "Common Area expenses" means the total of all items of cost and expense related to owning, maintaining, managing and operating the Common Areas, maintained, managed and operated by Landlord. This includes, without limiting the generality of the foregoing, all such maintenance, repair and construction work as shall be required to preserve, maintain and restore utility of the Common Areas, reasonable supervision and management fees, all real estate and personal property taxes and assessments levied on land and improvements, and equipment and other personal property; all costs of policing and security protection for the Common Areas, resurfacing, repainting and remarking, cleaning, sweeping and other janitorial services; purchase, construction and maintenance of refuse receptacles and other equipment; repair, maintenance, servicing and replacement of sprinkler system; planting and relandscaping; directional signs and other markers; lighting and all costs of utilities utilized in connection therewith; reasonable depreciation allowance on Common Area improvements, machinery, and equipment used in connection with the Common Areas; rentals of equipment, premiums on public liability, property damage and other insurance, costs of compliance with any statutes, ordinances and regulations, including costs of any required changes in installations for supply of utilities, or sanitary facilities, or other public facilities; and other costs necessary in Landlord's judgment for the maintenance and operation of the Common Area. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay its pro rata share of any costs which (i) are incurred as a result of the sole negligence or intentional misconduct of Landlord, (ii) are reimbursed to Landlord from insurance proceeds or warranties or another person or entity responsible therefor, (iii) are directly and solely caused by defects in the original construction of the Shopping Center, (iv) are in connection with the construction or installation of new capital items (other than any new capital improvements made after the original construction and installation of the Shopping Center which (a) are required under any law, statute, ordinance, rule or restriction not applicable to or required at the time of such original construction or installation, or (b) are an undertaking for the protection of the health and safety of occupants and customers of the Shopping Center or are made for the purpose of reducing other Common Area expenses); however, the costs and expenses of the maintenance, repair and replacement of capital items shall be included; and (v) are in excess of the depreciated portion of capital expenditures attributable to Tenant's Term hereunder.

     The term "floor area" wherever used in this Lease means and includes all areas for the exclusive use and occupancy by a tenant of Landlord, measured from the exterior walls (and from the extensions thereof, in the case of openings) and from the center of the interior dividing partitions, separating two (2) leased premises, including mezzanines, warehousing or storage areas, clerical or office areas and employee areas. The term "leased and occupied floor area" wherever used in this Lease means the total of all leased and occupied tenant floor area (excluding UnderWater World.)

     14.2 Landlord's Duties. Landlord shall cause the Common Areas to be kept in a neat, clean and orderly condition as Landlord deems necessary for the proper operation of the Center.

     14.3 Management. Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Area and in making such changes therein and thereto from time to time which in its opinion are deemed to be desirable, and for the best interest of all persons using said Common Areas, including the location and relocation of driveways, entrances, exits, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Notwithstanding anything to the contrary contained in this Lease, in no event may any changes which Landlord makes to the Shopping Center, or any portion thereof, have a material and adverse effect upon access to and/or visibility of the Premises.

     Landlord shall also have the right to establish, change, alter, and enforce against Tenant and other users of said Common Areas reasonable rules and regulations as it may deem necessary or advisable for the proper and efficient operation and maintenance of said Common Areas, including, without limitation, establishing the hours during which the Common Areas shall be open for use.

     Landlord shall at all times during the Term of this Lease have the sole and exclusive control of the Common Areas, may at any time exclude and restrain any person from use and occupancy thereof, excepting, however, bona fide customers, patrons, and suppliers of Tenant and other tenants of Landlord who make use of said areas in accordance with the rules and regulations established by Landlord.

     It is understood and agreed that Landlord or some other person or entity may be engaged to manage the Common Areas and shall be paid a reasonable management fee for this service.

     14.4 Nonexclusive Rights. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord to use the same in common with the Tenant, and it shall be the duty of Tenant to keep said areas free and clear of any obstruction created or permitted by Tenant or resulting from Tenant's operation and to permit the use of said Common Areas only for normal ingress and egress by customers, patrons and suppliers to and from Tenant and other tenants of Landlord.

     14.5 Payment by Tenant. All expenses in connection with the Common Areas shall be charged and prorated to Tenant in the following manner:

     (1) Tenant shall pay Landlord on the first day of each calendar month during the term of this Lease an amount estimated by Landlord to be Tenant's pro rata share of such Common Area expenses. Landlord may adjust the estimated monthly charge at any time and from time to time on the basis of Landlord's experience and reasonably anticipated costs.

     (2) Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, certified as correct by a certified public accountant or an authorized representative of Landlord, showing the total cost, the amount of Tenant's pro rata share of such Common Area expenses for such calendar year and the payments made by Tenant with respect to such period as set forth in subparagraph (a) above. If Tenant's pro rata share of such Common Area expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If said payments exceeds Tenant's pro rata share of such Common Area expenses, Tenant shall be entitled to offset the excess against payments next thereafter to become due Landlord as set forth in said subparagraph (a), or entitled to a refund at the end of the Term.

     (3) Tenant's pro rata share of the total Common Area expenses for the previous calendar year will equal that portion of such expenses which when compared to the total of such expenses is directly proportional to the floor area of Tenant's premises as compared to the gross leased and occupied floor area of buildings in the Shopping Center (excluding UnderWater World). In addition, Tenant shall pay a sum to Landlord for the accounting, bookkeeping, and collection of said expenses in an amount equal to ten percent (10%) of Tenant's pro rata share of said expenses.

     (4) Tenant shall be obligated for its pro rata share of the total Common Area expenses from the Commencement Date through expiration of the Lease term, prorated on a daily basis so that Tenant shall pay its pro rata share of Common Area expenses attributable to the period of Tenant's obligation.

     14.6 Maximum Annual Increase. Notwithstanding anything to the contrary contained in this Lease, Tenant's pro rata share of common area expenses shall not increase by more than six percent (6%) annually.

     15. Repairs, Surrender of Premises

     15.1 Landlord's Obligations. Subject to the provisions of Section 21, and except for damage caused by any negligent or intentional act or omission of

Tenant, Tenant's agents, employees, or invitees, Landlord, at Landlord's expense, shall keep in good order, condition and repair the roof, structural parts of the premises, and structural floor, foundations, exterior walls, and pipes and conduits outside the premises for the furnishing to the building of various utilities (except to the extent the same are the obligation of the appropriate utility company). Landlord shall not, however, be obligated to maintain windows, window sash, casement or frames, door and door frames, signs, locks, closing devices, the interior surface of exterior walls, or store fronts. Landlord shall have no obligation to make repairs under this paragraph 15.1 until a reasonable time after receipt of written notice of the need of such repairs. Tenant expressly waives to the extent allowed by law the benefits of any statute now or hereafter in effect which would otherwise allow Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises in good order, condition and repair.

     15.2 Tenant's Obligations.  Subject to the provisions of paragraph 15.1 and section 21, Tenant, at Tenant's sole cost and expense, shall keep in good order, condition and repair the premises and every part thereof, including, without limiting the generality of the foregoing, plumbing, heating, ventilation, electrical and lighting facilities and equipment within the premises, fixtures, interior walls, ceilings, partitions, windows, window sash, casement and frames, doors and door frames, plate glass, signs, locks and closing devices, and store fronts; any damage resulting from any breach of any covenant of this Lease, negligent act, intentional act, or omission by Tenant, Tenant's agents, employees or invites; and any items of repair, maintenance and improvement or reconstruction which are at any time required with respect to the premises by any laws, ordinances, or rules or regulations of any public authority or of the National Fire Protection Association, or any similar body, whether foreseen or unforeseen. In addition, Tenant shall undertake reasonable periodic painting as reasonably determined by Landlord to the interior of the premises, the color, if different, to be subject to Landlord's prior written consent. Tenant shall maintain the premises, the improvements located therein, and every part thereof, in first-class condition and repair and up to the standards established by Landlord from time to time. Notwithstanding the foregoing, except to the extent covered by Tenant's waiver pursuant to paragraph 10.2, Tenant shall not (and Landlord shall) be obligated to make repairs of damage caused by Landlord's sole negligence or intentional misconduct, or that of Landlord's agents, employees or representatives.

     15.3 Surrender. On the last day of the Term hereof, or any sooner termination, Tenant shall surrender the premises to Landlord broom clean and in good condition, ordinary wear and tear and casualty damage excepted as corrected by normal maintenance and repair. Tenant shall repair any damage to the premises occasioned by its use thereof, or by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to section 16, which repairs shall include the patching and filling of holes and repair of structural damage. Landlord may require Tenant to remove its sign and all or any portion of its trade fixtures.

     15.4 Landlord's Rights. If Tenant fails to perform Tenant's obligations under paragraph 15.2, Landlord may, at its option, enter upon the premises, after ten (10) days prior written notice to Tenant, and put the same in good order, condition and repair, and the cost thereof shall become due and payable as additional rent to Landlord on the date of Tenant's next rent installment, plus interest at the rate set forth in Section 6.9 from the date incurred by Landlord and paid by Tenant. Tenant shall permit Landlord and/or Landlord's agents, representatives or employees to enter the premises at all reasonable times to inspect the premises to determine whether Tenant is complying with the terms of this Lease, to perform any repair or other work in and about the premises, and to do other lawful acts that may be necessary to protect Landlord's interest in the premises under this Lease or to perform Landlord's duties under this Lease, all without liability to Tenant for any interference with Tenant's use or occupancy of the premises, and shall be without abatement of rent or other charges under this Lease. Notwithstanding the foregoing, in the event that due to any entry by Landlord into the premises, the premises are totally unavailable for the conduct of Tenant's business therein for five (5) consecutive business days, commencing on the sixth (6th) day of such unavailability the minimum monthly rent shall be abated proportionately for each day thereafter until the premises become available to Tenant for the conduct of its business therefrom.

     15.5 Improvements. Subject to the provisions of paragraph 15.3 of this Lease, any alterations and improvements located on or in the premises, or any part thereof, shall immediately upon the expiration or termination of this Lease become Landlord's property, be considered part of the premises, and not to be removed at or prior to the end of the Lease Term without Landlord's prior written consent, unless Landlord requests Tenant to remove all or any portion of the same.

     16. Fixtures and Personal Property

     Subject to the provisions of paragraph 15.5, any trade fixtures, signs and other personal property of Tenant not permanently affixed to the premises shall remain the property of Tenant and Landlord agrees that Tenant shall have the right, provided Tenant is not in default under the terms of this Lease, to remove, at any time, and from time to time, any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the premises, provided that (except upon the expiration or earlier termination of this Lease) Tenant replaces said property with new property of the same or similar character so as to assure that Tenant's business within the premises will continue in operation and produce the maximum gross sales. Tenant, at its expense, shall immediately repair any damage occasioned to the premises by reason of the removal of any such trade fixtures, signs and other personal property as provided in paragraph 15.3. All improvements to the premises by Tenant except trade fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease.

     The term "trade fixtures" wherever used in this Lease specifically excludes paneling, windows, non decorative light fixtures, floor covering and partitions, which shall be considered leasehold improvements.

     17. Assignment; Subletting

     Tenant shall not voluntarily or by operation of law transfer, assign, sublet, enter into a license or concession agreement, or encumber all or any part of this Lease or Tenant's interest in and to the Lease or premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempt at transfer, assignment, subletting, license or concession agreement, or encumbrance without Landlord's written consent, shall be void and confer no rights upon any third person, and shall, at the option of Landlord, constitute a default under this Lease. No consent to any transfer, assignment, subletting, license or concession agreement, or encumbrance shall be deemed to be a consent to any subsequent transfer, assignment, subletting, license or concession agreement, or encumbrance of this Lease.

     Notwithstanding any transfer, assignment or subletting to which Landlord has consented, Tenant shall not be relieved of any of its liability or obligations hereunder.

     Tenant agrees to reimburse Landlord's reasonable expenses (including attorney's and accountants's fees and expenses) for the processing and documentation of any such requested transfer, assignment, subletting, license or concession agreement, change in ownership (except as exempted below) or mortgage of this Lease or Tenant's interest in and or to the premises.

     If the Tenant hereunder is a corporation which is not deemed a publicly held corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of 50% shall be deemed an assignment within the meaning and provisions of this paragraph 17, provided, however, this paragraph shall not apply to a transfer of any stock or interest if at the time of the transfer the Tenant entity is operating at least fifteen (15) retail stores..

     Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord's consent, but only after giving Landlord at least fifteen (15) days prior written notice, to assign this Lease to any of the following: (i) to any corporation or other entity resulting from a merger, consolidation or reorganization involving Tenant, so long as Tenant or entities controlled by or under common control with Tenant control at least fifty percent (50%) of the merged, consolidated or reorganized entity or Landlord is reasonably assured that the transaction will not materially adversely affect the quality of operation of Tenant's store in the premises; (ii) to the parent of Tenant or to a corporation or other entity in which at least fifty percent (50%) of the stock or other ownership interests are owned or controlled, directly or indirectly, by Tenant or Tenant's parent; or (iii) to a person or entity acquiring substantially all of Tenant's assets, in each case provided and on condition that:

     (1) Tenant shall not be in default under this Lease beyond the expiration of any applicable cure or grace period;

     (2) In the case of a merger, consolidation or reorganization, the resulting entity shall thereafter have all or substantially all of the assets held by Tenant prior to such merger or consolidation and all or substantially all of the assets of Tenant's toy stores; or in the case of an assignment to a subsidiary, the subsidiary shall thereafter continue to be owned or controlled, directly or indirectly, by Tenant;

     (3) The assignee shall have a net worth not less than Five Million Dollars ($5,000,000.00);

     (4) Tenant shall give Landlord prior written notice and a true and correct copy of any such assignment;

     (5) The assignee shall expressly assume in writing the obligations of Tenant under this Lease;

     (6) Tenant shall not be released from its obligations and liabilities provided for under this Lease by virtue of such assignment; and

     (7) The premises shall continue to be operated only under the trade name and only for the use specified in this Lease.

     18. Condemnation

     18.1 Taking. If the whole or any part of the premises or Common Areas are taken for public or quasi-public use by the exercise or the threat of the right of eminent domain, or similar laws, governmental easements, servitudes, or similar rights, with or without litigation, or by judgment or agreement (including voluntary sale), then as to the portion of the premises or Common Areas taken, this Lease shall terminate as of the date the title vests in the condemning authority. If the portion of the premises remaining after such taking can be occupied and used by Tenant for the purposes described in this Lease, then Landlord shall have the option for a period of thirty (30) days after said taking either to terminate this Lease or to elect to continue this Lease in full force and effect, in which event Landlord, at its sole expense, shall promptly restore the premises as economically and otherwise practicable to the conditions existing immediately prior to such taking, and Tenant shall do likewise, at Tenant's sole expense, with respect to Tenant's leasehold improvements described in Exhibit "C" and any alterations thereto, all exterior signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of Tenant. During the period said repairs are being effected, the minimum monthly rent, real property taxes and Common Area expenses payable by Tenant for said period shall be reduced equitably to the degree the repair work interferes with the normal business conducted on the premises. However, the obligation of Tenant to pay percentage rent, additional rent (other than real property taxes and Common Area expenses), and other charges shall remain in full force and effect.

     18.2 Termination. If the portion of the premises remaining after such taking cannot be occupied and used by Tenant for the purposes described in this Lease, or Landlord exercises its option to terminate this Lease in accordance with paragraph 18.1 above, then this Lease shall terminate as of the date title vests in the condemning authority. In the event the Lease is terminated, the parties shall be released from all obligations under this Lease except such obligations as are accrued and unpaid up to the date of termination.

     18.3 Award. Landlord shall receive all proceeds (including, without limitation, proceeds for the value of Tenant's leasehold) awarded, compensated, or paid, except that Tenant shall have the right to receive the proceeds for its trade fixtures and personal property.

     19. Advertising and Signs.

     19.1 Signs. Tenant shall affix a sign to the exterior wall of the premises. The size, content, design and location thereof shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.

     Tenant shall not affix or maintain upon the glass pane and supports of the show window (and within six (6) inches of any window), doors or exterior walls of the premises, any signs, advertising placards, names, insignia, trade marks, descriptive material or any other such like item or items without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall not affix any sign to the roof of the premises. Landlord has the right to remove all unauthorized signs at Tenant's expense. All costs of signs shall be the responsibility of the Tenant.

     19.2  Advertising.  Tenant shall use no  advertising  medium which  creates aural or visual effects outside Tenant's premises, including, without limitation, flashing lights, search lights, loud speakers, phonographs, radios or television. Tenant shall not display, paint, place or cause to be displayed, painted or placed any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking garage, whether belonging to Tenant, or to Tenant's agents, or to any other person; nor shall Tenant distribute or cause to be distributed in the Center any handbills or other advertising devices. There shall be no advertising or display on the premises except relating to the products and services offered on the premises.

     20. Mechanic's Liens.

     20.1 Tenant's Duties. Tenant shall give seven (7) days prior written notice to Landlord before contracting for any work or repairs to the premises that might subject the property to any lien, to enable Landlord to post notices of nonresponsibility. Tenant shall pay and discharge when due any and all claims upon which any lien against the premises could be based for any labor, services, materials, or equipment furnished to or for Tenant in, upon or about the premises. Tenant shall indemnify, defend and hold Landlord free and harmless from any such lien or claim of lien, liability, damages, costs, and attorneys' fees relating thereto. Tenant shall give Landlord prompt notice of any claim of lien filed against the premises or any action affecting title to the premises.

     20.2 Contest and Discharge of Liens. Tenant shall have the right to contest the validity or amount of any claim of lien, but in such event, Tenant shall within fifteen (15) days after receiving notice of such claim of lien, record in the office of the San Francisco County Recorder a corporate surety bond pursuant to California Civil Code Section 3143, in a sum equal to one and one-half (1.5) times the amount of the claim naming Landlord as principal. Upon the final determination of the validity of any such lien, Tenant shall satisfy and discharge such lien within three (3) days thereafter. In the event Landlord has elected at its option to pay any sums on behalf of Tenant as a result of Tenant's failure to perform the obligations contained herein, Tenant shall pay the amount thereof as additional rent to Landlord within ten (10) days after demand.

     21. Destruction, Reconstruction.

     21.1 Destruction. In the event the premises are totally or partially destroyed by fire or any other peril, whether or not covered by insurance, and the restoration can be completed in Landlord's reasonable judgment within a time period such that after completion there is at least a term of ten (10) months until expiration of the Lease Term herein, the Landlord shall have the option to elect, by giving written notice to Tenant within thirty (30) days of such destruction, either to perform reconstruction of Landlord's work in Exhibit "C" at its sole expense, in which case this Lease shall remain in full force and effect, or to terminate this Lease. In the event restoration cannot be completed in Landlord's reasonable judgment within a time period such that after completion there is at least ten (10) months until expiration of the Lease term, the Lease shall be automatically terminated. Tenant waives the provisions of
Section 1932 (2) and Section 1933 (4) of the California Civil Code.

     Notwithstanding anything to the contrary contained in this Lease, and subject to the provisions of the Master Lease, in the event that the premises are damaged during the last two (2) years of the Term to an extent of at least fifty percent (50%) of the full replacement cost thereof, Tenant may terminate this Lease by giving written notice to Landlord within sixty (60) days after such damage occurs. In the event of any fire or other casualty damage occurring to the premises which is not repaired or restored within one year after its occurrence or which is incapable of being repaired or restored within such period, then Tenant may terminate this Lease by notice to Landlord stating a termination date at least sixty (60) days after the notice, given within thirty
(30) days following the end of such one year period or, if the casualty is so incapable of being restored, within sixty (60) days following the casualty. If Tenant gives such notice, the Term of this Lease shall end and terminate upon the effective date of termination specified in such notice in the same manner as if the same were the expiration date originally provided in this Lease.

     21.2 Destruction of Building or Center. If the building in which the premises are located is totally or partially destroyed or if any other building comprising a part of the Center is partially or totally destroyed to the extent that:

     (a) The then cost of the reconstruction of the building in which the premises are located is greater than twenty percent (20%) of the then cost of replacing said whole building, or

     (b) The then cost of repairs for the damages to one or more buildings comprising a part of the Center is greater than twenty percent (20%) of the then cost of replacing all the buildings comprising the Center, then the Landlord shall have the option for sixty (60) days after the date of such destruction to terminate this Lease by written notice.

     21.3  Restoration  and  Abatement  of Rent.  Subject to the  provisions  of paragraph 21.4, Landlord shall cause all work necessary to effect all restoration undertaken pursuant to paragraph 21.1 to be commenced promptly and prosecuted diligently to completion. During restoration the minimum monthly rent payable by Tenant shall be reduced to the degree the restoration work interferes with the normal business conducted on the premises. Tenant shall continue the operation of its business on the premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and in the event Tenant does continue operation of its business, the obligation of Tenant hereunder to pay percentage rent, additional rent, and all other charges shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

     21.4 Restoration of Leasehold Improvements and Fixtures. If restoration of the premises is effected by Landlord, Tenant, at its sole cost and expense, shall restore and repair promptly all leasehold improvements, trade fixtures, equipment and other property of Tenant located on the premises that were damaged or destroyed, so as to restore all property of Tenant located on the premises to a condition substantially equal to that which existed immediately prior to said damage and destruction. Tenant shall commence said restoration work promptly and prosecute it diligently to completion. Tenant shall be responsible for the work described in this paragraph to the extent not covered by insurance proceeds.

     21.5 Deposits of Insurance Proceeds. Subject to the rights of the holder of any first mortgage or deed of trust encumbering the premises and adjoining property, all proceeds of insurance which pursuant to the terms of the Lease are to be used for the purpose of repairs, reconstruction and restoration shall be deposited in a trust account in a bank to be selected by Landlord to be disbursed upon Landlord's written instructions for the purposes of accomplishing the necessary repairs and reconstruction, with such controls on disbursement as may be required by any Lender or by the insurance carrier.

     21.6 Termination. Upon any termination of the Lease under the provisions of this section, the parties shall be released thereby without further obligations to the other party as of the date of the destruction, except for items which have accrued and are then unpaid. In the event of termination, all proceeds from fire and extended insurance,, with required endorsements, including insurance on the items specified as Tenant's work in Exhibit "C" and Tenant's leasehold improvements and alterations thereto, but excluding proceeds for trade fixtures, merchandise, signs and other personal property of Tenant, shall be disbursed and paid to Landlord. In exercising its termination rights provided in this Section 21, other than a right to terminate arising solely by reason of a substantial or total destruction of the premises during the last two (2) years of the term, Landlord shall not terminate this Lease unless Landlord also terminates the leases of all other tenants similarly affected by the casualty

     22. Subordination; Attornment.

     22.1 Subordination. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the premises and to any advances made on the security of it or Landlord's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. Upon the written request of any first mortgagee or beneficiary of any first deed of trust made by Landlord, Tenant shall execute and deliver a writing in the form required by such first mortgagee or beneficiary (without cost and within ten (10) days following such written request) subordinate its rights hereunder to the lien of any mortgage or deed of trust, now or hereafter encumbering the land and building of which the premises are a part, and to all advances made or hereafter to be made upon the security thereof.

     22.2 Attornment. In the event of foreclosure, the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the premises, or a deed in lieu of foreclosure, Tenant shall attorn to the purchaser upon any such foreclosure or sale or the grantee as the Landlord under this Lease. In the event of termination of the Master Lease, this Lease shall continue in effect, and Tenant agrees to attorn to the landlord under the Master Lease or its successor.

     Subject to the observance and performance by Tenant of all terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Landlord's successor by reason of termination of the Master Lease, purchase at the foreclosure or trustee's sale or deed in lieu of foreclosure (hereinafter referred to as "Successor Landlord") shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the Term with the same force and effect as if Successor Landlord were the Landlord under the Lease; provided, however, that Successor Landlord shall not be (a) liable for any act or omission of Landlord, (b) obligated to cure any defaults of Landlord under the Lease which occurred prior to the time that Successor Landlord succeeded to the interest of Landlord under the Lease, (c) subject to any offsets or defenses which Tenant may be entitled to assert against Landlord, (d) bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance, (e) bound by any amendment or modification of the Lease made without the written consent of the mortgagee or beneficiary of any deed of trust made by Landlord encumbering the premises, or (f) liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to Landlord, whether or not still held by Landlord, unless and until Successor Landlord has actually received for its own account as Landlord the full amount of such security deposit.

     23. Bankruptcy and Insolvency.

     23.1 Termination. This Lease, at the option of Landlord, shall terminate on the happening of any of the following events: (a) the filing or institution by Tenant of any proceeding under the Bankruptcy Act and any amendment thereto, or any other federal or state act now or hereafter relating to the subject of bankruptcy, insolvency, arrangement, reorganization, or other form of debtor relief; (b) the institution or filing of any involuntary proceeding against Tenant under any of the aforementioned laws unless such proceeding is dismissed within sixty (60) days thereafter; (c) an adjudication of bankruptcy or a finding or judgment of insolvency of Tenant; (d) an assignment for the benefit of creditors by Tenant; (e) the levy of a writ of execution on the business of Tenant or the assets of Tenant located on the premises which is not discharged within ten (10) days after the date of said levy; or (f) the appointment of a receiver to take possession of any property of Tenant at the premises.

     23.2 Effect. The occurrence of any of the events listed in paragraph 23.1 shall be deemed to be a material breach and default of this Lease, entitling Landlord to exercise the remedies set forth in paragraph 24.2 below. In the event of the occurrence of any of the events listed in paragraph 23.1, then this Lease or any interest in the premises shall not become an asset in any of such proceedings.

     23.3 Guarantor of Lease. The provisions of this section 23 shall also apply to any guarantor of this Lease, giving Landlord the same remedies and right to terminate this Lease, as if the stated events had occurred to Tenant.

     24. Default and Remedies.

     24.1 Defaults. The occurrence of any of the following shall constitute a material breach and default of this Lease by Tenant:

     (a) Any failure by Tenant to pay when due any of the rent, additional rent or other charges payable by Tenant hereunder where such failure continues for ten (10) days after notice the same is due.

     (b) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant when such failure continues for more than a reasonable time (in no event to exceed thirty (30) days after written notice thereof from Landlord); if more than thirty (30) days shall be required because of the nature of the default, if Tenant shall fail to commence the cure within thirty (30) days and fails to diligently prosecute the cure to completion.

     (c) The abandonment or the vacation of the premises.

     24.2 Remedies. In the event of any default of Tenant under paragraphs 23.1 or 24.1, then in addition to any and all other remedies available to Landlord at law and equity, Landlord shall have the right:

     (a) To declare the Lease terminated and to reenter the premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or thereunder; or

     (b) Without declaring this Lease terminated to reenter the premises and occupy, relet or sublet the whole or any part thereof for and on account of Tenant and to collect said rent and other sums that may thereafter come due and payable.

     (c) Without declaring this Lease terminated to collect rents and other sums, as they become due hereunder.

     (d) To reenter the premises pursuant to subparagraph (b) above and thereafter elect to terminate this Lease and all of the rights of the Tenant in or to the premises.

     24.3 No Termination. In the event Landlord has reentered the premises under the provisions of subparagraph 24.2(b) or obtained possession of the premises by service of a notice pursuant to California Code of Civil Procedure Section 1161 or abandonment by Tenant, Landlord shall not be deemed to have terminated this Lease, unless Landlord shall have so notified Tenant in writing.

     24.4 Termination. In the event Landlord elects to terminate this Lease under the provisions of subparagraphs 24.2(a) or (d) above, Landlord may recover from Tenant as damages:

     (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

     (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus

     (d) Any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by

Landlord in maintaining or preserving the premises after such default, preparing the premises for reletting to a new tenant, any repairs or alterations to the premises for such reletting, leasing commissions, and any other costs necessary or appropriate to relet the premises.

     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

     As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     For all purposes of this Section 24, the term "rent" shall be deemed to be all sums however denominated required to be paid by Tenant pursuant to the terms of this Lease.

     Percentage rent shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that if it becomes necessary to compute such rent before such a twelve (12) month period has occurred, it shall be on the basis of the average monthly amount accruing during the such shorter period.

     24.5 Personal Property, Fixtures. INTENTIONALLY OMITTED.

     24.6 Remedies Not Limited. The remedies given to Landlord in this section shall be in addition and supplemental to all other rights or remedies which the Landlord may have under the laws then in force, and all such remedies may be exercised alternatively, cumulatively, concurrently and/or consecutively.

     24.7 No Setoff. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for the alleged default of Landlord or any other reason whatsoever, except as otherwise expressly provided herein.

     24.8 Waiver of Rights of Redemption. To the extent permitted by applicable law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the premises due to Tenant's default hereunder or otherwise.

     24.9 Mutual Waiver of Trail by Jury. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY in any action or proceeding by either of them against the other arising out of or in connection with the Lease, the relationship of Landlord and Tenant created thereby, Tenant's use or occupancy of the premises, or any claim of injury or damage occurring in or about the Center or the premises.

     24.10 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after receipt of written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice). If Landlord is thus in default, then Tenant, subject to the provisions of paragraphs 22.2 and 36.3 and
Section 26, and except as otherwise provided in this Lease, shall be entitled to recover from Landlord any and all damages sustained by Tenant as a result of Landlord's (ii) any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of Landlord's interest in the Center, (iii) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy (or pre-judgment attachment) on any such judgment obtained against Landlord, (iv) if Landlord's interest in the

Center is insufficient to satisfy such judgment, Tenant will not institute any further action, suit, claim or demand, in law or equity, against Landlord for or on the account of such deficiency, and (v) such neglect or failure shall not constitute consent by Landlord for Tenant to perform or observe such terms, covenants or conditions at Landlord's expense. Tenant hereby waives, to the extend permitted under law, any right to satisfy said money judgment against Landlord except from Landlord's interest in the Center. The term "Landlord" for purposes of this subsection only shall mean any and all persons and/or entities, if any, which hold an ownership or beneficial interest in or comprise Landlord.

     25. Marketing Fund.

     Tenant shall pay to Pier 39 Marketing Fund, in care of Landlord, on or before the tenth (10th) day following each calendar month during the Lease Term, an amount equal to One Thousand Dollars ($1,000.00). Monies received by the Marketing Fund shall be expended to cover expenses of all marketing activities for the benefit of the Shopping Center and to cover reasonable administration expenses for the administration of the Fund.

     26. Sale of Premises by Landlord.

     In the event of any sale or exchange of the premises by the Landlord and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations in or derived from this Lease arising out of any act, occurrence, or omission relating to the premises or this Lease occurring after the consummation of such sale or exchange and assignment.

     27. Master Lease.

     Landlord is the lessee under that certain lease ("Master Lease") dated August 3, 1977, as amended, with the San Francisco Port Commission as Lessor. The premises leased herein are included in the premises leased by Landlord under the Master Lease, and Tenant is subject to and shall comply with all provisions of the Master Lease as the same may be hereafter amended or modified including, without limitation, the nondiscrimination provisions thereof.

     28. Guarantee

     All obligations of Tenant, hereunder shall be guaranteed in the form and by the guarantor as set forth in Exhibit "F", attached hereto and made a part hereof.

     29. Rules and Regulations.

     The rules and regulations attached to this Lease as Exhibit "G" are incorporated herein and made a part hereof, reserving to Landlord the right to amend or supplement said rules and regulations from time to time so long as they operate without unreasonable discrimination as to all tenants. Violation of any rule or regulation is breach of this Lease.

     30. Holding Over.

     Unless given written notice by Landlord at least thirty (30) days prior to expiration of the Term of this Lease, Tenant may, upon giving at least thirty
(30) days written notice to Landlord, hold possession of the premises after the expiration of the Term of this Lease, and such holding-over shall be deemed to be a month-to-month tenancy terminable upon thirty (30) days notice from either party to the other, at commencing to accrue upon notice from Landlord to Tenant, double minimum monthly rent, and otherwise subject to all terms and provisions of this Lease, including without limitation, any and all terms and provisions relating to percentage and additional rent. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims and damages, including attorneys, accountants and investigation fees and costs, resulting from Tenant's failure to surrender the premises upon the expiration of the Term of this Lease or termination by Landlord of Tenant's tenancy. Any holding-over without Landlord's written consent shall entitled Landlord to re-enter the premises as provided in
Section 24 of the Lease.

     31. Attorneys' Fees

     If any action is brought for a declaration of rights under or to enforce the provisions of this Lease, the prevailing party shall be entitled to reasonable attorney's fees and costs as fixed by the Court.

     32. Radius Clause. INTENTIONALLY OMITTED.

     33. Changes To Center.

     Except as otherwise restricted herein, Landlord hereby reserves the absolute right at any time and from time to time (a) to make changes or revisions in the site plans as shown on Exhibits "A" and "B"; including additions to, subtractions from, or rearrangements of the building(s) and Common Areas indicated on Exhibits "A" and "B"; and (b) to construct additional or other buildings or improvements to the Common Areas in the Center and to make alterations thereof or additions thereto and to build additional stores on or in any such buildings and to build adjoining same.

     34. Design Criteria.

     All improvements to ceilings, walls, lighting, floors, display systems, storage, and equipment by Tenant are subject to Landlord's written approval in advance, which approval shall not be unreasonably withheld.

     Tenant shall furnish Landlord space layout drawings giving technical and design information relative to the demised premises.

     35. Sign Criteria

     It is intended that the signing of the stores at Center be imaginative and varied in manner. Landlord's written approval of Tenant's sign drawings and specifications is required which approval shall not be unreasonably withheld. The furnishing and installation of sign(s) and the cost incurred shall be the sole responsibility of the Tenant. Each tenant will be required to identify its premises by a sign. Sign criteria are as follows:

     (a) Materials: carved wood, stained glass, applied letters (no plastic) painted on wood or glass.

     (b) Colors: with Landlord's written approval.

     (c) Lighting: incandescent, front lighted.

     (d) Size: Shop size 400 square feet and under - sign size 6 square feet; shops size 400-600 square feet - sign size 8 square feet; shop size 600-800 square feet - sign size 10 square feet; shop size 800-1100 square feet -sign size 12 square feet.

     36. General Provisions.

     36.1 Offset Statement. Within fifteen (15) days after written request therefor by Landlord, Tenant agrees to deliver in recordable form a certificate in the form of Exhibit "D" addressed to Landlord or any person designated by Landlord stating:

     (a) This Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and that this Lease, as so modified, is in full force and effect);

     (b) The date to which the rent and any other  charges  are paid in advance;
and

     (c) To Tenant's best knowledge, there are no defenses or offsets to the Lease or any amounts owing thereunder, or specifying the defenses or offsets, if any, which are claimed.

     Any such statement may be conclusively relied upon by Landlord and any lender or prospective purchaser of the premises. Tenant's failure to deliver such statement within fifteen (15) days of written request can be conclusively relied upon by Landlord and any lender or prospective purchaser to the effect that the Lease is unmodified and in full force and effect, that only the current month's rents and charges have been paid in advance, and that there are no defenses or offsets to the Lease or amounts owed thereunder.

     Landlord agrees to execute and deliver to Tenant a similar certificate from time to time within thirty (30) days of Tenant's written request therefor, subject to Landlord's lender(s) written consent as to form and substance.

     36.2 Waiver. No covenant, term, condition, or breach of this Lease shall be deemed waived except as expressly stated in a writing executed by the waiving party. A waiver by either party of any breach of the other party shall not be deemed to be a waiver of any preceding or succeeding breach. Acceptance of all or any portion of rent at any time by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. Either party's consent to or approval of any act by the other party requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.


     36.3 Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions or regulations, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage of it. The provisions of this paragraph shall not excuse Tenant from prompt payment of rent or additional rent and other charges to be paid by Tenant pursuant to this Lease; provided, however, the Commencement Date of this Lease is subject to the force majeure provisions herein.

     36.4 Modification. Tenant agrees this Lease shall be modified at the request of Landlord in any manner requested by a first mortgagee providing construction or permanent financing to Landlord with respect to the Center, provided that no such modification shall substantially decrease the rights or increase the obligations of Tenant hereunder, and in all events no such modification shall change the amount of rent or additional rent to be paid by Tenant.

     36.5 Governing Law. This Lease shall be governed and interpreted solely by the laws of the State of California.

     36.6 Disclaimer. Nothing contained herein shall be deemed to create any relationship between the parties other than that of Landlord and Tenant. It is expressly stipulated that the parties are not partners, joint venturers, or agents of one another.

     36.7 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     36.8 Entire Agreement. This Lease contains all of the agreements, and supersedes all prior agreements between the parties hereto with respect to the subject matter hereof, and none shall be used to interpret or construe this Lease. This Lease may be modified (including any extension or renewal of the Term of this Lease) only by an agreement in writing signed by each of the parties.

     36.9 Time. Time is of the essence in this Lease and each and every provision thereof.

     36.10 Joint and Several. All the terms, covenants and conditions contained in this Lease to be performed by Tenant, if Tenant shall consist of more than one person or organization, shall be deemed to be joint and several.

     36.11 Captions; Terms. The captions of sections and paragraphs of this Lease are for convenience only and shall not be considered in resolving any questions of interpretation or construction of any section or paragraph of this Lease. Each number, singular or plural, as used in this Lease shall include all numbers and each gender shall be deemed to include all genders.

     36.12 Successors. Except as otherwise set forth in Section 17 and paragraph
22.2 above, and as otherwise expressly provided elsewhere in this Lease, each and all of the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors in the interest and assigns.

     36.13 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and shall be deemed to have been given (a) when personally delivered or sent by facsimile with receipt acknowledged, (b) one business day following prepaid deposit with any nationally recognized overnight carrier which routinely issues receipts, or (c) three business days following deposit in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, in any case addressed to the party to whom it is intended at its address:

Tenant: Toys International, a California corporation
550 Rancheros Drive
San Marcos, CA 92069
Attention: President
Telephone: 619/471-4505
FAX: 619/471-9624



Landlord: PIER 39 LIMITED PARTNERSHIP
P.O. BOX 193730
SAN FRANCISCO, CALIFORNIA 94119

Telephone: 415/705-5500
FAX: 415/981-8808

     Either party may change its address for purposes of any such communication by giving ten (10) days prior written notice of such change to the other party in the manner set forth herein.

     Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the premises.

     36.14 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     36.15 Offer. Preparation of this Lease by Landlord or Landlord's agent and submission of the same to Tenant shall not be deemed an offer to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by Landlord and Tenant.

     36.16 Quiet Enjoyment. Landlord, subject to the provisions hereafter set out, agrees that Tenant shall have quiet possession of the premises throughout the term, provided Tenant is not in default in performance of any of the covenants or conditions of this Lease. Tenant expressly acknowledges and agrees that Tenant's right to quiet possession of the premises shall not preclude Landlord's right to make changes and additions to the Center and to do work in the premises on the terms and conditions set forth in this Lease. Landlord shall be fully released from its obligation under this Paragraph and any obligations or warranties imposed by law for quiet possession of Tenant upon a sale or other transfer of Landlord's interest in the premises or any part thereof; provided that the transferee fully assumes Landlord's obligations to Tenant under this Lease.

     37. Sponsorship Program.

     Tenant understands and acknowledges that Landlord runs a very successful and effective Sponsorship Program at the Center, and that such Program benefits all of the tenants at PIER 39. Accordingly, Tenant agrees that it will, throughout the Term of this Lease, fully cooperate with and fully participate in Landlord's Sponsorship Program at PIER 39.

     38. Hazardous Material.

     Tenant shall not bring upon or generate toxic or hazardous substances within the premises, and should Tenant so act, then Tenant shall, at its sole cost and expense, comply with all Federal, State or local laws from time to time in effect ("Hazardous Materials Laws") concerning the management, use, generation, storage, transportation, presence, discharge or disposal of hazardous, toxic, radioactive or carcinogenic materials, substances or waste ("Hazardous Materials"). Tenant shall cause any and all Hazardous Materials brought onto or used, generated, stored or discharged in the premises to be removed from the premises and transported for disposal in accordance with applicable Hazardous Materials Laws. Landlord shall have the right to enter the premises from time to time upon reasonable notice to conduct tests, inspections and surveys concerning Hazardous Materials and to monitor Tenant's compliance with its obligations concerning Hazardous Materials and Hazardous Materials Laws. Tenant shall also supply Landlord, as promptly as possible, and in any event within thirty (30) days after Tenant receives or sends same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the premises or Tenant's use thereof and concerning Hazardous Materials or Hazardous Materials Laws. Tenant shall not negotiate or enter into any settlement agreement, consent decree or other compromise in respect to Hazardous Materials or Hazardous Materials Laws affecting the premises except after giving Landlord prior written notice and a full and fair opportunity to appear, intervene or otherwise assert and protect Landlord's rights and interests.

     Tenant shall indemnify, defend and hold Landlord, the City and County of San Francisco and the San Francisco Port Commission, and each of them, harmless from any claims, causes of action, liabilities, costs or expenses (including all reasonable attorneys' fees and costs) arising from or in connection with personal injury or death or property damage or clean-up costs caused or alleged to have been caused by the presence of Hazardous Materials brought upon or generated by Tenant within the premises, including, without limitation, any personal injury, death or property damage caused or alleged to have been caused by the release of Hazardous Materials or other toxic substances into the air as a result of such contamination, whether such claims, causes of action or liabilities are first asserted during the Term hereof or thereafter, and including, without limitation, claims made against Landlord with respect to personal injury, death or property damage sustained by third parties caused or alleged to have been caused by the presence or release of Hazardous Materials or other toxic substances.

     Nothing contained in this Section shall be construed to prevent Tenant from using and disposing of cleaning supplies and other similar supplies customarily used in the operation of a business similar to Tenant's, even though such supplies may contain Hazardous Materials, provided the same is done in accordance with all applicable laws and the provisions of this Lease.

     39. Other Toy Tenants.

     Throughout the Term of this Lease, Landlord agrees that it will not enter into a lease with any person or entity which intends to use a portion of the Center for the predominant and primary purpose of offering children's toys for sale at retail; provided, however, that said restrictions shall not apply to premises of 1,500 square feet or less, and, provided, further, that said restrictions shall not apply to any stores open for business at the Center as of the date of this Lease.

     40. Co-Tenancy.

     Currently there is a Carousel and a Performance Stage located within 100 feet of the front of the premises. Landlord agrees that during the period of February 1, 1999 through January 31, 2002, the Carousel and Stage, or other similar uses (for example, a Ferris Wheel) shall remain within 100 feet of the front of the premises, subject to removal or inoperation for repair, refurbishment and/or replacement, provided Landlord uses reasonable efforts to accomplish such repair, refurbishment and/or replacement in a reasonably diligent manner.

     IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD

PIER 39 LIMITED PARTNERSHIP
a California Limited Partnership

By: PIER 39 GP, LLC, a Delaware
Limited Liability Company, as
the General Partner

By: PIER 39 GP, INC., a Delaware
Corporation, as
Managing Member

By
Its:

By
Its:

TENANT

Toys International, a California corporation

By
Its:

By
Its:

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                                   EXHIBIT "C"
                     Description of Work To Be Performed By
                     Landlord and Tenant On Demised Premises


                                  Exhibit "C"

     Landlord has erected a "semi-turnkey" shell for Tenant as described below.


Division 1
Landlord's Work

     1. Structure. Wood framed with wood siding, doors, windows and complete roofing system in accordance with applicable codes and in keeping with "turn of the century" architectural concept.

     2. Floors. Cement or plywood subfloor (Landlord's option).

     3. Walls. Wood frame or metal stud exposed or covered with gypsum board, taped and sanded (Landlord's option).

     4. Ceiling. Exposed floor or roof structure components.

     5. Electric Service. Conduit only from Landlord's distribution switchboard to an approved junction box within the demised premises.

     6. Telephone Service. An empty conduit shall be installed for use of the telephone company to a point within the demised premises.

     7. Other Utilities. To be provided by Tenant or by Landlord at Tenant's expense.

     8. Fire Protection System.  Sprinkler system,  fire hose cabinets and other
equipment  in  accordance  with  Landlord's  insurance   underwriters  and  Code
requirements. (Modification by Tenant at Tenant's expense.)

Division 2
Tenant's Work

     Tenant, at its sole cost and expense, shall perform all work, other than that to be performed by Landlord as set forth in Division 1 of this exhibit, required to complete the demised premises to a finished condition ready for the conduct of business therein. (Please see Addendum)

     1. Architectural and Finish Work. All interior partitioning, ceiling work, floor coverings and painting and finishing work.

     2. Electrical. All conduit, wiring, lighting fixtures, lamps and any other electrical equipment required by the Tenant.

     3. Mechanical. Heating and ventilating systems as required. Tenant shall employ a roofing contractor acceptable to Landlord to provide any roof penetrations.

     4. Sign. Size, design and location to be approved by Landlord.

Division 3

Plans and Specifications

     1. Design Drawings. Tenant shall submit forthwith to Landlord's Architect for approval two sets of design drawings showing intended finishing of the demised premises. Said drawings must be approved in writing prior to Tenant's commencement of work.


Division 4
Construction

     1. Contractors. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's General Contractor and other contractors on the job and Landlord's Construction Representative. All work shall be coordinated with the general project work.

     2. Insurance. (Please see Addendum)

     (a) Landlord shall procure and maintain fire and extended coverage and all risk insurance, including earthquake and flood, upon the buildings and improvements (including the underlying deck and pier areas) of which Tenant's premises are a part, exclusive of Tenant's leasehold improvements described as Tenant's work in this Exhibit "C", Tenant's furnishings, fixtures and equipment, and any improvements made by Tenant not described in this "Exhibit "C" as Tenant's work. Coverage for any peril included within the classification "fire and extended coverage" shall be equal to one hundred percent 100%) of the full replacement value, with coverage for loss or damage from other perils in n amount to be determined by Landlord.

     Tenant shall reimburse Landlord for its pro rata share of the premiums for the insurance provided for herein attributable to the period from and after delivery of the premises to Tenant. The premium cost of such insurance will be allocated among all tenants, and Tenant's pro rata share, computed as set forth in paragraph 11.6 of the Lease, shall be payable by Tenant to Landlord a additional rent, within ten (10) days of presentation of a statement therefor.

     (b) Tenant shall secure, pay for and maintain, or cause its contractors to secure, pay for and maintain during construction and fixturing work within Tenant's demised premises, all of the insurance policies as required by Landlord. Tenant shall not permit its contractors to commence any work until all the required insurance has been obtained and certificates of such insurance have been delivered to Landlord.

     3. Tenant Obligations. Tenant shall prepare all its plans and perform all its work to comply with the governing statutes, ordinances, regulations, codes and insurance rating boards; take out all necessary permits and obtain
Certificates of Occupancy for the work performed by it, all subject to Landlord's written approval. Landlord's approval of Tenant's plan does not relieve Tenant of its obligation to complete the development in accordance with the terms of the Lease, nor does it relieve Tenant of the necessity of complying with the laws, rules, regulations, and requirements of local governing authorities. Certificates of Occupancy or copies thereof are mandatory and shall be filed with Landlord before Tenant opens for business.

     4. Storefront Glass. All storefront glass must be safety plate or tempered.

     5. Sprinklers. All modifications to the existing Tenant sprinkler grid to fit new Tenant's sprinkler requirements be by Tenant's Sprinkler Contractor at Tenant's sole expense.

     Tenant's Contractor shall notify Landlord's local authority prior to each shutting down or filling of Tenant's sprinkler system.

     6. Modification Costs. All engineering, architectural and construction costs for modifications to Landlord's structure and appurtenances are Tenant's responsibility.

     7. Work Condition. All such work shall be performed in first-class workmanlike manner and shall be in a good and usable condition at the date of completion thereof. Tenant shall require any person performing any such work to guarantee the same to be free from any and all defects in workmanship and materials for one (1) year from the date of completion thereof.

     8. On-site Inspection. Tenant's Architect/Engineer will provide on-site construction inspection throughout the course of construction to insure conformity with all aspects of plans, specifications, building codes and general construction practices. Upon substantial completion of Tenant's construction, Tenant shall cause Tenant's Architect/Engineer to prepare and deliver to Landlord a Notice of Completion and an Architect's Certificate of Acceptance of said premises.

     9. Rejected Work. Tenant shall promptly correct all work reasonably rejected by the Landlord's Architect/Construction Representative as defective or as failing to conform to the working drawings and specifications approved by Landlord, whether observed before or after substantial completion and whether or not fabricated, installed or completed. Tenant shall bear all costs of correcting such rejected work including compensation for the Landlord's Architect's/Construction Representative's additional services made necessary thereby.


                     PLEASE SEE ADDENDUM TO THIS EXHIBIT "C"

                                   ADDENDUM TO
                                   EXHIBIT "C"

     1. It is understood that Tenant will be remodeling an existing space. Reliable "as built" drawings do not exist for such space. Tenant's drawings, as provided in Division 3, Plans and Specifications, shall show all existing conditions, including, but not limited to, existing floor plan, ceilings and floor elevations, shear walls, bracing, columns, heating, ventilation, electrical, plumbing, and communication wiring. If any of these conditions are to remain in the premises and/or to be affected by the work to be performed by Tenant, then complete plans, sections and details shall be included in Tenant's drawings and specifications. Any conditions that are discovered during the
course  of  Tenant's   work,   and  not  indicated  on  Tenant's   drawings  and
specifications, shall not be disturbed until inspected and approved for relocation and/or modification by Landlord's representative.

     2. Tenant takes and accepts the premises in its "as-is" condition. Tenant has made its own investigation of the conditions in the premises, and has relied solely upon its own investigation and judgment concerning the conditions in the premises. Landlord has not made, and does not make, any representation or warranty concerning the physical condition of the premises, the condition, nature and/or extent of the improvements located inside or outside of the premises, or the fitness of use of the premises; Tenant acknowledges that it has not relied upon any such representations or warranties in entering into this Lease.

     3. It is hereby agreed that Tenant shall remodel the premises, interior or and exterior, including but not limited to, the storefront, show windows, signage, electrical system, interior fixturing, displays, cash wrap and finishes. Tenant shall employ an architect and/or designer licensed in the State of California, to design and coordinate all aspects of said remodel in a manner consistent with Landlord's design criteria. The nature and extent of said remodeling shall be approved by Landlord in writing prior to commencement of work. Said work shall be completed within 90 days and all work shall be performed at Tenant's sole cost and expense and pursuant to all applicable provisions of the Lease.

     4. It is hereby agreed that Tenant shall conform to the Landlord's construction requirements as outlined in the PIER 39 construction package. Remodeling required by this Lease shall be completed to Landlord's satisfaction prior to the dates or time periods outlined herein.

     5. It is hereby agreed that Tenant shall take all appropriate action necessary to insure that the premises, and every part thereof, including but not limited to the interior fixturing, store front elements, signage, awnings and finishes are maintained in a manner consistent with PIER 39 design criteria and PIER 39 maintenance standards throughout the term of this lease. The nature and extent of said maintenance work shall be approved in writing prior to commencement of work and shall be at the sole cost and expense of the Tenant and pursuant to all applicable provisions of the Lease.

     Notwithstanding anything to the contrary contained in the construction package or design criteria (collectively "Criteria") of this Lease, (i) Tenant shall not be required to pay Landlord for any item of work, installation or service, or any other sum whatsoever, that is not provided for in this Lease,
(ii) Tenant's obligation to use Landlord or a particular contractor for the performance of any part of Tenant's work (excluding the provisions of paragraph 15.4) is conditioned upon Landlord or such contractor charging a competitive fee for its work or service and being available when needed by Tenant, (iii) in the event of any conflict between this Lease and the Criteria, this Lease shall control, (iv) in the event of any conflict between the Criteria and Tenant's Landlord approved design drawings, the approved design drawings shall control, and (v) Landlord will not disapprove a proposed contractor or subcontractor of Tenant unless Landlord has had a negative experience with such contractor or subcontractor.

     Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right without Landlord's consent to re-use any and all improvements, fixtures and equipment existing in the premises as of the date of this Lease to the extent same are working, in good repair and have adequate capacity and life. Landlord agrees that no such improvements, fixtures and/or equipment shall be removed from the premises prior to delivery of possession to Tenant, except to the extent removed by the previous tenant of the premises (or portion thereof).

                                   EXHIBIT "D"

                         STATEMENT OF TENANT RE: LEASE



DATED:                                 , 19______

RE:               K-105
                  FOR PREMISES AT PIER 39 CENTER
                  SAN FRANCISCO, CALIFORNIA



To Landlord and Lenders:

     The undersigned, as tenant under that certain lease dated _________________, 199___ made and entered into between PIER 39 LIMITED PARTNERSHIP, as Landlord, and the undersigned, as Tenant, hereby ratifies said Lease and certifies that the undersigned has entered into occupancy of the premises described in said Lease, that the minimum monthly rent is as follows:
(i) For the first (1st) through thirty-sixth (36th) months of the term, the sum of Nine Thousand Six Hundred Twenty Five Dollars ($9,625.00) per month, (ii) For the thirty-seventh (37th) through seventy-second (72nd) months of the term, the sum of Eleven Thousand Dollars ($11,000.00) per month, (iii) For the seventy-third (73rd) through ninety-sixth (96th) months of the term, the sum of Eleven Thousand Four Hundred Fifty Eight Dollars ($11,458.00) per month, (iv) For the ninety-seventh (97th) through the one hundredth-twentieth (120th) months of the term, the sum of Twelve Thousand Three Hundred Seventy Five Dollars ($12,375.00) per month and was payable starting April 1, 1999; that said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; that the same represents the entire agreement between the parties as to said Lease; that the term of said Lease expires on January 31, 2009, that all conditions under said Lease to be performed by the Landlord have been satisfied and on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by the Landlord; that no rent has been paid in advance and the sum of N/A ($ N/A ) has been deposited with Landlord as security (no minimum rent is due until October 1, 1999); and that the minimum monthly rent for October 1 , 19 99 has been paid.

     Tenant further certifies that all of "Landlord's Work" as required by said Lease and Exhibit "C" thereto has been completed in a good and workmanlike manner and to the satisfaction of Tenant.

     This certification is made by the undersigned with the intent and knowledge that a Lender or Lenders and the Landlord will be relying hereon in advancing loan funds to the Landlord under said Lease to be secured by a mortgage or deed of trust upon the subject premises and adjoining property.



Very truly yours,


Toys International, a California corporation


By ____________________________________________
Its:

By ____________________________________________
Its:

                                   EXHIBIT "E"
                         USE OF PREMISES AND TRADE NAME


Tenant shall use and occupy the premises under the following name:


     Toys International, or other tradename used in substantially all of Tenant's other toy stores, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.


     Tenant shall use and occupy the premises for the following purposes and for no other purposes:


     Retail sale of toys, better quality collectibles, hobbies, arts and crafts, children's books, dolls, model kits, child-oriented games, child-oriented video and audio cassettes, child-oriented compact and laser discs, and other technological innovations thereof, child-oriented computer software, sporting goods, and such other items as are typically displayed in toy stores located within first-class regional shopping centers.

                                   EXHIBIT "F"

                                    GUARANTEE

     Play Co. Toys and Entertainment Corp., a Delaware corporation, "GUARANTOR", as a material inducement to and in consideration of PIER 39 LIMITED PARTNERSHIP, "LANDLORD", entering into a written lease, "LEASE" with Toys International, "TENANT", dated the same date as this Guarantee, "GUARANTEE", pursuant to which LEASE LANDLORD leased to TENANT and TENANT leased from LANDLORD, premises described in Exhibit "B" to LEASE, unconditionally guarantees the full performance of each and every term, condition and covenant of the LEASE to be performed by TENANT, including the payment of all rent and other charges to accrue thereunder.

         GUARANTOR further agrees as follows:

     1. This GUARANTEE shall continue in favor of LANDLORD notwithstanding forbearance under or extension, modification or alteration of LEASE entered into by and between the parties thereto, or their successors or assigns, or the impairment or suspension of LANDLORD'S rights or remedies against TENANT, the release or modification of security, or assignment of LEASE by TENANT with or without the consent of LANDLORD.

     2. LANDLORD may, without notice, assign GUARANTEE in whole or in part.

     3. The liability of GUARANTOR hereunder is primary and independent of that of TENANT with respect to any right of action which accrues to LANDLORD under the LEASE, and LANDLORD may, at its option, proceed against GUARANTOR without having exercised any or all of its rights or remedies against TENANT, commenced any action or obtained any judgment against TENANT, or exercised any other remedy in LANDLORD'S power. GUARANTOR waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this GUARANTEE.

     4. Until all TENANT'S obligations to LANDLORD under LEASE have been discharged in full, GUARANTOR shall have no right to subrogation against TENANT and waives any right to enforce any remedies that LANDLORD now has, or later may have, against TENANT.

     5. Notice to TENANT shall constitute notice to GUARANTOR.

     6. GUARANTOR shall pay a reasonable attorney's fee and all other costs and expenses which may be incurred by LANDLORD in the enforcement of GUARANTEE.

     7. No failure on the part of LANDLORD to pursue any remedy hereunder or under LEASE shall constitute a waiver on LANDLORD'S part of the right to pursue said remedy on the basis of the same or subsequent breach.

     8. The terms and provisions of GUARANTEE shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

     9. GUARANTEE shall be enforceable by LANDLORD in accordance with the laws of the State of California and shall be construed in accordance therewith.

     10. The obligations of GUARANTOR hereunder (if there are more than one) are joint and several. The use of the singular herein shall include the plural.

     DATED: , 19 .

GUARANTOR

Play Co. Toys and Entertainment Corp. a
Delaware corporation

By ___________________________________
Its:

By ___________________________________
Its:

                                   EXHIBIT "G"
                              RULES AND REGULATIONS


     1. Tenant will be responsible for removing all garbage from its premises to a location designated by the Landlord adjacent to the perimeter roadway. Violation of this will result in a $100.00 charge per violation.

     2. INTENTIONALLY OMITTED.

     3. All Tenants will require their employees not to use the parking garage. Under no circumstances should validation stamps ever be given to any employee.

     4. All deliveries must take place between the hours after 2:30 a.m. to 11:30 a.m. All removals, the carrying in or out of safes, freight, furniture or bulky matter of any description must take place during these hours. All vendors, suppliers and other trucks must be off the perimeter roadway by 11:30 a.m. Violation of this 11:30 a.m. rule will result in a $50.00 charge per violation to the Tenant. This charge should be passed to the party who violates the 11:30 a.m. time limit.

     The Landlord reserves the right to inspect all freight to be brought into the Center and to exclude from the Center all freight which violates any of these rules and regulations or terms of the Lease.

     5. The sidewalks, entrances, passages, courts, elevators, perimeter roadway, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from the demised premises

     6. No awnings, curtains, blinds, shades, aerials, antennae or any other projections shall be attached to the outside walls or roof of any building in the Center without the prior written consent of Landlord.

     7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Center shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

     8. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeated from the demised premises nor shall Tenant vent any fumes or odors into the interior of the premises of another Tenant.

     9. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb, or interfere with the occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, amplified sound, un-musical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylights, down the passageways, or off the balconies.

     No Tenant shall do anything or permit anything to be done on or from Tenant s premises which will disturb the quiet enjoyment of any other Tenant or its premises.

     10. No Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any flammable, combustible or explosive fluid, chemical or substance.

     11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord s opinion, tends to impair the reputation of the Center or its desirability as a Center through retail sales and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     12. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     13. Canvassing, soliciting and peddling in the Center is prohibited and each Tenant shall cooperate to prevent the same.

     14. There shall not be used in any space, or in the public halls of any building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     15. Tenant agrees to accept BankAmericard, Master Charge, and Visa credit cards at all times during the Term of this Lease.

     16. Tenant will cooperate by appropriate decoration of the demised premises in promotional and public relations activities of the Center for holidays such as Christmas, Easter, Valentine's Day and Halloween.

     17. Tenant will also cooperate in any other promotional programs designed by Landlord from time to time.

     18. Tenant will at all times maintain membership in the San Francisco Convention and Visitor's Bureau.

     19. Tenant recognizes that it will be the policy of the Center and its Tenant's to cooperate with the activities of the San Francisco Chamber of Commerce and other specified organizations which will contribute to the success of the Center.

     20. Tenant recognizes that it will be the policy of the Center to the extent not in violation of any laws, to give reasonable preference in employment to residents of the City and County of San Francisco.

     21. Tenant will cooperate in all procedures and programs calculated to discourage shoplifting in the Center.

     22. Landlord shall not be responsible to Tenant hereunder for the non-observance or violation of any of these rules and regulations by any other Tenants. Landlord shall have the right, but not the obligation, to take action against any Tenant for violation of any of the rules and regulations.

     23. Tenant agrees that a late opening or an early closing will result in a $100.00 charge to the Tenant per violation. The imposition of this charge shall not preclude Landlord from pursuing any or all other remedies available to it..

     24. Tenant will be required to illuminate the interior of its premises from 8:30 p.m. (or closing time) to 11:00 p.m.

     25. For any check returned to the Landlord from the bank, the Tenant will be charged a penalty of $15.00.

     26. Tenant will be required to attend at least one merchandising seminar once a year.

     27. Tenant agrees, if Landlord so desires, to retain a professional display person to dress the Tenant's windows.

     28. Tenant agrees to encourage its employees, agents, vendors, contractors, etc. to cooperate in environmental protection and/or conservation programs that Landlord promotes to maintain or improve the quality of the local environment.